                                                                    Exhibit 99.1

                               FINANCING AGREEMENT

                           Dated as of March 23, 2004

                                  by and among

                       EAGLE FAMILY FOODS HOLDINGS, INC.,

                                    as Parent

                            EAGLE FAMILY FOODS, INC.,

                                  as Borrower,


          THE PARENT AND EACH SUBSIDIARY THEREOF LISTED AS A GUARANTOR
                         ON THE SIGNATURE PAGES HERETO,

                                 as Guarantors,


           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,

                                   as Lenders,


                       FORTRESS CREDIT OPPORTUNITIES I LP,

                               as Collateral Agent


                                       and

                    CONGRESS FINANCIAL CORPORATION (CENTRAL),

                             as Administrative Agent

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I DEFINITIONS; CERTAIN TERMS...........................................1

   Section 1.01   Definitions..................................................1
   Section 1.02   Terms Generally.............................................33
   Section 1.03   Accounting and Other Terms..................................33
   Section 1.04   Time References.............................................33

ARTICLE II THE LOANS..........................................................33

   Section 2.01   Commitments.................................................33
   Section 2.02   Making the Loans............................................34
   Section 2.03   Repayment of Loans; Evidence of Debt; Collection
                  of Accounts.................................................38
   Section 2.04   Interest....................................................39
   Section 2.05   Reduction of Commitment; Prepayment of Loans................40
   Section 2.06   Fees........................................................43
   Section 2.07   Securitization..............................................45
   Section 2.08   Taxes.......................................................45
   Section 2.09   Extension of Final Maturity Date............................48
   Section 2.10   LIBOR Not Determinable; Illegality..........................48
   Section 2.11   Indemnity...................................................49
   Section 2.12   Continuation and Conversion of Loans........................50

ARTICLE III LETTER OF CREDIT ACCOMMODATIONS...................................50

   Section 3.01   Letter of Credit Accommodations.............................50

ARTICLE IV FEES, PAYMENTS AND OTHER COMPENSATION..............................55

   Section 4.01   Audit and Collateral Monitoring Fees........................55
   Section 4.02   Payments; Computations and Statements.......................56
   Section 4.03   Sharing of Payments, Etc....................................57
   Section 4.04   Apportionment of Payments...................................57
   Section 4.05   Increased Costs and Reduced Return..........................59

ARTICLE V CONDITIONS TO LOANS.................................................61

   Section 5.01   Conditions Precedent to Effectiveness.......................61
   Section 5.02   Conditions Precedent to All Loans and
                  Letter of Credit Accommodations.............................65

ARTICLE VI REPRESENTATIONS AND WARRANTIES.....................................66

   Section 6.01   Representations and Warranties..............................66

ARTICLE VII COVENANTS OF THE LOAN PARTIES.....................................76

   Section 7.01   Affirmative Covenants.......................................76
   Section 7.02   Negative Covenants..........................................86
   Section 7.03   Financial Covenants.........................................93

ARTICLE VIII MANAGEMENT, COLLECTION AND STATUS OF
             ACCOUNTS AND OTHER COLLATERAL....................................96

   Section 8.01   Collection of Accounts; Management of Collateral............96
   Section 8.02   Accounts Documentation......................................99
   Section 8.03   Status of Accounts and Other Collateral.....................99
   Section 8.04   Collateral Custodian.......................................100
   Section 8.05   Collateral Reporting.......................................101
   Section 8.06   Accounts Covenants.........................................101
   Section 8.07   Inventory Covenants........................................102

ARTICLE IX EVENTS OF DEFAULT.................................................103

   Section 9.01   Events of Default..........................................103

ARTICLE X AGENTS.............................................................107

   Section 10.01  Appointment................................................107
   Section 10.02  Nature of Duties...........................................108
   Section 10.03  Rights, Exculpation, Etc...................................109
   Section 10.04  Reliance...................................................110
   Section 10.05  Indemnification............................................110
   Section 10.06  Agents Individually........................................110
   Section 10.07  Successor Agent............................................110
   Section 10.08  Collateral Matters.........................................111
   Section 10.09  Agency for Perfection......................................112

ARTICLE XI GUARANTY..........................................................113

   Section 11.01  Guaranty...................................................113
   Section 11.02  Guaranty Absolute..........................................113
   Section 11.03  Waiver.....................................................114
   Section 11.04  Continuing Guaranty; Assignments...........................114
   Section 11.05  Subrogation................................................115
   Section 11.06  GE and Warburg.............................................115

ARTICLE XII MISCELLANEOUS....................................................115

   Section 12.01  Notices, Etc...............................................115
   Section 12.02  Amendments, Etc............................................117
   Section 12.03  No Waiver; Remedies, Etc...................................118

   Section 12.04  Expenses; Taxes; Attorneys' Fees...........................118
   Section 12.05  Right of Set-off...........................................119
   Section 12.06  Severability...............................................120
   Section 12.07  Assignments and Participations.............................120
   Section 12.08  Counterparts...............................................123
   Section 12.09  GOVERNING LAW..............................................123
   Section 12.10  CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE......123
   Section 12.11  WAIVER OF JURY TRIAL, ETC..................................124
   Section 12.12  Consent by the Agents and Lenders..........................124
   Section 12.13  No Party Deemed Drafter....................................124
   Section 12.14  Reinstatement; Certain Payments............................124
   Section 12.15  Indemnification............................................125
   Section 12.16  Records....................................................126
   Section 12.17  Binding Effect.............................................126
   Section 12.18  Interest...................................................126
   Section 12.19  Confidentiality............................................127
   Section 12.20  Integration................................................128

                              SCHEDULE AND EXHIBITS

Schedule 1.01(A)     Lenders and Lenders' Commitments
Schedule 5.01(d)(v)  Owned Facilities
Schedule 6.01(e)     Subsidiaries
Schedule 6.01(f)     Litigation; Commercial Tort Claims
Schedule 6.01(i)     ERISA
Schedule 6.01(o)     Real Property
Schedule 6.01(q)     Operating Lease Obligations
Schedule 6.01(r)     Environmental Matters
Schedule 6.01(s)     Insurance
Schedule 6.01(v)     Bank Accounts
Schedule 6.01(w)     Intellectual Property
Schedule 6.01(x)     Material Contracts
Schedule 6.01(z)     Employee and Labor Matters
Schedule 6.01(dd) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 6.01(ee)    Tradenames
Schedule 6.01(ff)    Collateral Locations
Schedule 6.01(ll)    Assumed Obligations
Schedule 7.02(a)     Existing Liens
Schedule 7.02(b)     Existing Indebtedness
Schedule 7.02(e)     Existing Investments
Schedule 7.02(k)     Limitations on Dividends and Other Payment Restrictions
Schedule 8.01        Cash Management Banks

Exhibit A   Form of Guaranty
Exhibit B   Form of Security Agreement
Exhibit C   Form of Pledge Agreement
Exhibit D   Form of Notice of Borrowing
Exhibit E   Form of Borrowing Base Certificate
Exhibit F   Form of Opinion of Counsel
Exhibit H   Form of Assignment and Acceptance
Exhibit I   Form of Landlord Waiver
Exhibit J   Form of Mortgage

                                SCHEDULE 1.01(A)

                              Lenders' Commitments

                                          Revolving A   Revolving B   Total Revolving
                                          Credit        Credit        Credit
Lender                                    Commitment    Commitment    Commitment       Percentage
Congress Financial Corporation (Central)  $ 27,000,000  $          0  $    27,000,000       32.93%
Fortress Credit Opportunities I LP        $          0  $ 55,000,000  $    55,000,000*      67.07%
TOTAL                                     $ 27,000,000  $ 55,000,000  $    82,000,000         100%


----------
* The Total Revolving B Credit Commitment shall be reduced to 53,000,000 on October 29, 2004, so long as Revolving A Availability is not less than $5,000,000 immediately after giving effect to such reduction.

                                                                [CONFORMED COPY]

                               FINANCING AGREEMENT

          Financing Agreement, dated as of March 23, 2004, by and among EAGLE FAMILY FOODS HOLDINGS, INC., a Delaware corporation (the "Parent"), EAGLE FAMILY FOODS, INC., a Delaware corporation (the "Borrower"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (together with the Parent, each a "Guarantor" and collectively, the "Guarantors"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), FORTRESS CREDIT OPPORTUNITIES I LP, a Delaware limited partnership ("Fortress"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and CONGRESS FINANCIAL CORPORATION (CENTRAL) ("Congress"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

          The Borrower has asked the Lenders to extend credit to the Borrower consisting of (a) a revolving A credit facility in an aggregate principal amount not to exceed $27,000,000 at any time outstanding, which will include a subfacility for the issuance of letters of credit in an aggregate amount not to exceed $5,000,000 and (b) a revolving B credit facility in an aggregate principal amount not to exceed $55,000,000 at any time outstanding. The proceeds of the loans made under the revolving credit facilities shall be used (A) to refinance existing indebtedness of the Borrower, (B) for general working capital requirements and other general corporate purposes of the Borrower and (C) to pay fees and expenses related to this Agreement. The letters of credit will be used for general working capital purposes. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

          In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

          Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

          "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account.

          "Accounts" means, as to each Loan Party, all present and future rights of such Loan Party to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with such credit or charge card.

          "Action" has the meaning specified therefor in Section 12.12.

          "Administrative Agent" has the meaning specified therefor in the preamble hereto.

          "Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

          "After Acquired Property" has the meaning specified therefor in
Section 7.01(o) hereof.

          "Agent" has the meaning specified therefor in the preamble hereto.

          "Agent Advances" has the meaning specified therefor in Section
10.08(a).

          "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Anniversary Fee" has the meaning specified therefor in Section
2.06(e).

          "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit H hereto or such other form acceptable to the Collateral Agent.

          "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president or vice president of such Person.

          "Availability" means the sum of Revolving A Availability and the Revolving B Availability.

          "Bailee's Letter" means a letter in form and substance reasonably acceptable to the Agents and executed by any Person (other than a Loan Party) that is in possession of any Inventory on behalf of such Loan Party pursuant to which such Person acknowledges the Lien of the Collateral Agent for the benefit of the Agents and the Lenders with respect thereto.

          "Bank" means Wachovia Bank, National Association, its successors or any other commercial bank designated by the Administrative Agent to the Borrower from time to time.

          "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section 101, et seq.), as amended, and any successor statute.

          "Board" means the Board of Governors of the Federal Reserve System of the United States.

          "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

          "Book Value" means, as determined by the Administrative Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Book Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to the Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and
(ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by the Administrative Agent prior to the date hereof, if any.

          "Borrower" has the meaning specified therefor in the preamble hereto.

          "Borrowing Base" means, at any time, the amount equal to the difference between (a) the lesser of (i) the sum of (A) 85% of the value of the Net Amount of Eligible Accounts at such time plus (B) the lesser of (I) 65% of the Book Value of the Eligible Inventory at such time and (II) 85% of the net orderly liquidation value of the Eligible Inventory at such time as determined, subject to Section 4.01, by an independent third party appraiser reasonably acceptable to the Administrative Agent, and (ii) $27,000,000 and (b) any Reserves.

          "Borrowing Base Certificate" means a certificate signed by an Authorized Officer of the Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 7.01(a)(v), substantially in the form of Exhibit E.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required to close, provided that, with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, Business Day shall mean any Business Day which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

          "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

          "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or the L/C Issuer or the manner in which any Lender, any Person controlling any Lender, or the L/C Issuer allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a "synthetic lease" (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

          "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Management Accounts" means those bank accounts of the Borrower maintained at one or more Cash Management Banks listed on Schedule 8.01.

          "Cash Management Agreements" means those certain deposit account control agreements in form and substance satisfactory to the Administrative Agent, each of which is among the Administrative Agent and one of the Cash Management Banks.

          "Cash Management Bank" has the meaning specified therefor in Section 8.01.

          "Change of Control" means each occurrence of any of the following:

          (a) prior to the initial Public Equity Offering by Parent or the Borrower of its common stock, (i) the Sponsors shall fail to own and have the right to vote shares representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent or (ii) the Sponsors shall not have the right to elect at least a majority of the board of directors of Parent;

          (b) after the initial Public Equity Offering of Parent or the Borrower, (i) the Sponsors shall fail to own and have the right to vote shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent (or of the Borrower if Parent has merged into the Borrower in connection with the initial Public Equity Offering of the Borrower) and (ii) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Sponsors becomes, directly or indirectly, the beneficial owner of a percentage of shares representing the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent (or of the Borrower if Parent has merged into the Borrower in connection with the initial Public Equity Offering by the Borrower) that is greater than the percentage of such shares owned by the Sponsors;

          (c) prior to the merger of Parent into the Borrower in connection with the initial Public Equity Offering by the Borrower, any Person other than Parent shall acquire ownership, directly or indirectly, beneficially or of record, of any shares of capital stock of the Borrower;

          (d) at any time (i) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent or the Borrower by Persons who were neither (x) nominated by the board of directors of Parent or the Borrower, respectively, nor (y) appointed by directors so nominated or (ii) the occurrence of any change in control or similar event (however denominated) with respect to Parent or the Borrower under and as defined in the Indenture; or

          (e) Craig Steinke shall cease to be the Chairman of the Board of Directors of the Parent, and a successor reasonably acceptable to the Agents and the Required Lenders is not appointed on terms reasonably acceptable to the Agents and the Required Lenders within 30 days of such cessation.

          "class" means, with respect to any Loan, its nature as a Revolving A Loan or Revolving B Loan.

          "Closing Fee" has the meaning specified therefor in Section 2.06(a).

          "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

          "Collateral Access Agreement" means a Landlord Waiver, a Bailee's Letter or any other agreement in writing, in form and substance satisfactory to the Collateral Agent, from any lessor of premises to the Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Collateral Agent for the benefit of the Agents and the Lenders in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit the Collateral Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise the Collateral Agent's rights and remedies and otherwise deal with such Collateral and, in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of the Collateral Agent and agrees to follow all instructions of the Collateral Agent with respect thereto.

          "Collateral Agent" has the meaning specified therefor in the preamble hereto.

          "Collections" means all cash, checks, notes, instruments and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds) of the Loan Parties.

          "Commitments" means, with respect to each Lender, such Lender's Revolving A Credit Commitment and Revolving B Credit Commitment.

          "Concentration Account" means account number 660608704 of the Loan Parties maintained at the Concentration Account Bank into which cash received from the Cash Management Banks is wired pursuant to Section 8.01.

          "Concentration Account Agreement" means a Control Agreement among the Borrower, the Concentration Account Bank and the Administrative Agent, in form and substance satisfactory to Agents, applicable to the Concentration Account.

          "Concentration Account Bank" means Bank One N.A., or such other Person or Persons as the Borrower (with the prior written consent of the Administrative Agent) may designate from time to time.

          "Congress" has the meaning specified therefore in the preamble hereto.

          "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Cash Interest Expense, (B) income tax expense, (C) depreciation expense, and (D) amortization expense.

          "Consolidated Net Cash Interest Expense" means, with respect to any Person for any period, gross interest expense paid or payable in cash of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period and (B) gains for such period on interest rate Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross cash interest expense), plus (ii) the sum of (A) losses for such period on interest rate Hedging Agreements (to the extent not included in gross cash interest expense) and (B) the upfront costs or fees for such period associated with interest rate Hedging Agreements (to the extent not included in gross cash interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or non-cash losses, or gains or non-cash losses from Dispositions, (b) non-cash restructuring charges,
(c) (i) expenses paid by the Borrower during such period that relate to the Borrower's proposed acquisition of Milnot Company, provided that the aggregate amount of such expenses described in this clause (c)(i) shall not exceed $1,000,000, and (ii) bonuses paid by the Borrower during such period to its senior officers in connection with the sale of Cremora, provided that the aggregate amount of such bonuses described in this clause (c)(ii) shall not exceed $1,000,000, (d) expenses and non-cash charges incurred by the Borrower during such period in connection with the refinancing of the Existing Credit Facility, and all administrative fees paid by the Borrower during such period pursuant to the terms of this Agreement, provided that the aggregate amount of such fees, expenses and charges described in this clause (d) shall not exceed $2,250,000, and (e) non-cash write-offs of goodwill and other intangible assets during such period which are required under Statement 142 issued by the Financial Accounting Standards Board.

          "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to the Agents, executed and delivered by the applicable Loan Party, Administrative Agent, and the applicable bank with respect to a deposit account.

          "Current Value" has the meaning specified therefor in Section 7.01(o) hereof.

          "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

          "Dollar", "Dollars" and the symbol "$" each means lawful money of the United States of America.

          "Early Termination Fee" shall have the meaning specified therefor in
Section 2.06(d) hereof.

          "Effective Date" means the date, on or before March _, 2004, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and the initial Loans are made.

          "Eligible Accounts" means the Accounts of the Borrower which are, and at all times continue to be, acceptable to the Administrative Agent in good faith based on the criteria set forth below. In general, an Account may, in the good faith credit judgment of the Administrative Agent, be deemed to be eligible if: such Accounts arise from the actual and bona fide sale and delivery of goods by the Borrower or rendition of services by the Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

          (a) such Accounts are not unpaid more than sixty (60) days after the original due date for such Accounts and, in any event, are not unpaid more than
(i) one hundred twenty (120) days after the date of the original invoice for them, in the case of (A) Accounts arising at any time during the months of August through and including November of each year with respect to which the original due date therefor is between thirty-one (31) and ninety (90) days after the date of the original invoice for such Accounts and (B) Accounts at any time owing by Thomas Large & Singer, of Vaughan, Ontario, Canada with respect to which the original due date therefor is sixty (60) days after the date of the original invoice for such Accounts and (ii) ninety (90) days after the date of the original invoice for them, in the case of all other Accounts not referenced in clause (i) above;

          (b)  such Accounts comply with the terms and conditions contained in
Section 8.06 of this Agreement;

          (c) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent other than in the ordinary course of business and consistent with past practices and policies;

          (d) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon any Agent's request, the Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by such Agent to perfect the security interests of the Agents and the Lenders in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as such Agent may request to enable any Agent or any Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at the Agents' option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to the Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to the Agents and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to the Agents and if required by the Agents, the original of such letter of credit has been delivered to the Collateral Agent or the Collateral Agent's agent and the Borrower has complied with the terms of the Security Agreement with respect to the assignment of the proceeds of such letter of credit to the Collateral Agent or naming the Collateral Agent as transferee beneficiary thereunder, as the Agents may specify, or (ii) such Account is subject to credit insurance payable to the Collateral Agent issued by an insurer and on terms and in an amount acceptable to the Agents, or (iii) such Account is otherwise acceptable in all respects to the Agents (subject to such lending formula with respect thereto as the Administrative Agent may determine);

          (e) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon the Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if the Administrative Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to the Administrative Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

          (f) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts other than in the ordinary course of business and consistent with past practices and policies (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by the Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

          (g) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder other than arrangements referred to in subparagraph (f) above;

          (h) such Accounts are subject to the first priority, valid and perfected security interest of the Collateral Agent for the benefit of the Agents and the Lenders and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

          (i) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of the Borrower;

          (j) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon the Administrative Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to the Administrative Agent;

          (k) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

          (l) such Accounts are not evidenced by or arising under any instrument or chattel paper unless the Collateral Agent has a first priority, valid and perfected security interest in such instrument or chattel paper;

          (m) (i) such Accounts of a single account debtor or its affiliates (other than WalMart and its affiliates) do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts and (ii) such Accounts of (A) WalMart and its affiliates do not constitute more than twenty-five (25%) percent of all otherwise Eligible Accounts during any month from and including October through and including May (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts) and (B) Thomas Large & Singer, of Vaughan, Ontario, Canada do not constitute more than twenty-five (25%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts);

          (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than the applicable number of days set forth in clause (a) of this definition which constitute more than twenty-five (25%) percent of the total Accounts of such account debtor;

          (o) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account, unless the Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

          (p) such Accounts are owed by account debtors whose total indebtedness to the Borrower does not exceed the credit limit with respect to such account debtors as determined by the Borrower from time to time and as is reasonably acceptable to the Administrative Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

          (q) such Accounts are owed by account debtors deemed creditworthy at all times by the Administrative Agent in good faith.

          The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by the Administrative Agent in good faith upon prior notice to the Borrower (provided that no such notice shall be necessary when a Default or an Event of Default has occurred and is continuing) based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent the Administrative Agent has no written notice thereof from the Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of the Administrative Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

          "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by the Administrative Agent and the Borrower (which approval of the Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by the Administrative Agent.

          "Eligible Inventory" means Inventory consisting of finished goods (including purchased product) held for resale in the ordinary course of the business of the Borrower and raw materials for such finished goods, in each case which are acceptable to Administrative Agents in good faith based on the criteria set forth below. In general, Eligible Inventory shall not include (a) components which are not part of finished goods; (b) spare parts for equipment;
(c) packaging and shipping materials; (d) supplies used or consumed in the Borrower's business; (e) Inventory at premises other than those owned and controlled by the Borrower, except Inventory that is not located at premises owned and operated by the Borrower will (subject to the other eligibility criteria set forth herein) be considered Eligible Inventory: (i) as to locations which are leased by the Borrower, if the Collateral Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or if the Collateral Agent shall not have received such Collateral Access Agreement (or the Administrative Agent shall determine to accept a Collateral Access Agreement which does not include all required provisions or provisions in the form otherwise required by the Administrative Agent), the Administrative Agent will (subject to the other eligibility criteria set forth herein) consider Inventory at such location to be Eligible Inventory to the extent the Administrative Agent shall have established such Reserves in respect of amounts at any time payable by the applicable Borrower to the owner and lessor thereof as the Administrative Agent shall determine in good faith, and (ii) as to locations owned and operated by a third person, if the Collateral Agent shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator or if the Collateral Agent shall not have received such Collateral Access Agreement (or the Administrative Agent shall determine to accept a Collateral Access Agreement which does not include all required provisions or provisions in the form otherwise required by the Administrative Agent), the Administrative Agent will (subject to the other eligibility criteria set forth herein) consider Inventory at such location to be Eligible Inventory to the extent the Administrative Agent shall have established such Reserves in respect of amounts at any time payable by the Borrower to the owner and operator thereof as the Administrative Agent shall determine in good faith, and, in addition, as to locations owned and operated by a third person, the Collateral Agent shall have received, if required by the Administrative Agent: (A) UCC-1 financing statements between the owner and operator, as consignee or bailee and the Borrower, as consignor or bailor, in form and substance satisfactory to the Administrative Agent, which are duly assigned to the Collateral Agent for the benefit of the Agents and the Lenders and (B) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of the Collateral Agent; (f) Inventory subject to a security interest or lien in favor of any person other than the Collateral Agent for the benefit of the Agents and the Lenders except those permitted in this Agreement; (g) bill and hold goods; (h) unserviceable, obsolete or slow moving Inventory other than slow moving Inventory sold at a rate consistent with industry standards; (i) Inventory which is not subject to the first priority, valid and perfected security interest of the Collateral Agent for the benefit of the Agents and the Lenders; (j) damaged and/or defective Inventory and Inventory that has been returned and is not saleable;
(k) Inventory purchased or sold on consignment; and (l) Inventory located outside the United States of America or Canada (provided, that, the Loan Parties shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Administrative Agent to perfect the security interests of the Collateral Agent in those Accounts of an Account Debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Administrative Agent may reasonably request to enable the Collateral Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada). The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by the Administrative Agent in good faith upon prior notice to the Borrower (provided that no such notice shall be necessary when a Default or an Event of Default has occurred and is continuing) based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent the Administrative Agent has no written notice thereof from the Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of the Administrative Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

          "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

          "Environmental Actions" means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any Person or Governmental Authority alleging violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

          "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other applicable federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

          "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equipment" means all of the Loan Parties' now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

          "Event of Default" means any of the events set forth in Section 9.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Credit Facility" means the Credit Agreement, dated as of January 23, 1998, as amended through the date hereof, among the Borrower, as borrower, the Parent, the several lenders party thereto and the Chase Manhattan Bank, as administrative agent, collateral agent, issuing bank and swingline lender, Merrill Lynch Capital Corporation, as documentation agent and Chase Securities Inc. and Merrill Lynch Pierce Fenner and Smith Incorporated as co-arrangers.

          "Existing Lenders" means the lenders party to the Existing Credit Facility.

          "Extension Fee" shall have the meaning specified therefor in Section 2.06(g) hereof.

          "Extension Notice" shall have the meaning specified therefor in
Section 2.09 hereof.

          "Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(iii) or (iv) hereof), including, without limitation, (i) foreign, United States, state or local tax refunds other than tax refunds described in Section 2.08(g), (ii) pension plan reversions,
(iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and
(vii) any purchase price adjustment received in connection with any purchase agreement.

          "Facility" means each parcel of real property identified on Schedule 5.01(d)(v) that is owned by a Loan Party as of the Effective Date, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Field Survey and Audit" means a field survey and audit of the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by any Agent, the reasonable costs and expenses of which shall be paid by the Borrower.

          "Final Maturity Date" means March 23, 2007, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents, as such date may be extended pursuant to
Section 2.09.

          "Financial Statements" means (i) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended June 28, 2003, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the six (6) months ended January 3, 2004, and the related consolidated statement of operations, shareholder's equity and cash flows for the six (6) months then ended.

          "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries, which is a 52- or 53-week period which ends on the Saturday that falls nearest to June 30 of each calendar year.

          "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period, to (ii) the sum of (A) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period, plus (B) Consolidated Net Cash Interest Expense of such Person and its Subsidiaries for such period (excluding fees paid by the Borrower to the Agent and the Lenders pursuant to this Agreement during such period and fees paid by the Borrower in respect of the Senior Subordinated Notes during such period, in each case to the extent such fees would otherwise be included in Net Cash Interest Expense), plus (C) income taxes paid or payable by such Person and its Subsidiaries during such period, excluding any income taxes paid by the Parent in connection with the sale of assets by any Loan Party after the Effective Date to the extent such sale is permitted under this Agreement, plus
(D) cash dividends or distributions paid by such Person and its Subsidiaries (other than, in the case of any Loan Party, dividends or distributions paid by such Loan Party to any other Loan Party) during such period, plus (E) Capital Expenditures made by such Person and its Subsidiaries during such period.

          "Fortress" has the meaning specified therefor in the preamble hereto.

          "FSA" means the Food Security Act of 1985, as amended.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that would, if applicable, affect in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

          "GE" means GE Investment Private Placement Partners II, L.P., a Delaware limited partnership.

          "GE Guaranty" means a Guaranty, in form and substance reasonably satisfactory to the Revolving B Lenders, made by GE in favor of the Collateral Agent for the benefit of the Revolving B Lenders, guaranteeing the Obligations with respect to the Revolving B Loans (including, without limitation, the principal of the Revolving B Loans, the interest thereon, and the fees, costs, expenses and other Obligations specifically related or reasonably allocable thereto), provided that the amount of such Obligations covered under the GE Guaranty is subject to a limitation described therein.

          "Governmental Authority" means, collectively, any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto, any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any arbitration panel, commission or other similar dispute resolution panel or body.

          "Guaranteed Obligations" has the meaning specified therefor in Section 11.01.

          "Guarantor" means (i) the Parent, (ii) each Subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto, (iii) GE and Warburg, and
(iv) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

          "Guaranty" means (i) the guaranty of each Guarantor party hereto contained in ARTICLE XI hereof, (ii) the GE Guaranty and the Warburg Guaranty, and (iii) each guaranty substantially in the form of Exhibit A, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders pursuant to Section 7.01(b) or otherwise.

          "Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified as such in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic under Environmental Laws, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

          "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

          "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than ninety (90) days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) that portion of Capitalized Lease Obligations of such Person that is (or is required to be) classified as a liability on its balance sheet in conformity with GAAP; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all net obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations that constitute Indebtedness; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any

Multiemployer Plan; and (xi) all obligations referred to in clauses (i) through
(x) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

          "Indemnified Matters" has the meaning specified therefor in Section 12.15(a).

          "Indemnitees" has the meaning specified therefor in Section 12.15(a).

          "Indenture" means the Indenture dated as of January 23, 1998, by and among the Borrower, as the issuing company, the Parent, as guarantor, and BJ Schroder Bank & Trust Company, as trustee with respect to the Senior Subordinated Notes.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intellectual Property" means all foreign and domestic (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewals of same; (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including without limitation divisions, continuations, continuations-in-part and renewal applications, and including without limitation renewals, extensions and reissues; (iii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including without limitation rights to recover for past, present and future violations thereof.

          "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the borrowing date or the date of any continuation of such LIBOR Rate Loan, as the case may be, and ending thirty (30), sixty (60), or ninety (90) days thereafter, provided, that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest

Period for any LIBOR Rate Loan shall end after the Final Maturity Date, and
(iii) no more than eight (8) Interest Periods in the aggregate for the Borrower may exist at any one time.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

          "Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in such Person's business or in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

          "Investment" has the meaning specified therefor in Section 7.02(e).

          "Landlord Waiver" means a letter substantially in the form of Exhibit I and in any event in form and substance reasonably acceptable to the Agents and executed by a landlord or mortgagee in respect of Inventory of the Loan Parties located at any leased premises of the Loan Parties pursuant to which such landlord or mortgagee, as the case may be, among other things, waives any Lien such landlord or mortgagee may have in respect of such Inventory.

          "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

          "L/C Issuer" means Wachovia Bank, National Association or such other bank as the Administrative Agent may select in its sole but reasonable discretion.

          "Lender" means, collectively, the Revolving A Loan Lenders and the Revolving B Loan Lenders.

          "Letter of Credit Accommodations" means, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Administrative Agent or any Revolving A Lender for the account of the Borrower, or (b) with respect to which Administrative Agent or Revolving A Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by the Borrower of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

          "Letter of Credit Collateral Account" means a deposit account with a bank acceptable to the Administrative Agent, which account shall be under the sole dominion and control of the Collateral Agent and subject to a perfected, first priority security interest in favor of the Collateral Agent, for the benefit of the Agents and the Lenders.

          "Letter of Credit Fee" has the meaning specified therefor in Section 3.01(a).

          "Letter of Credit Obligations" means, at any time and without duplication, the sum of (i) the Reimbursement Obligations at such time, plus
(ii) all amounts for which the Administrative Agent may be liable with respect to Letter of Credit Accommodations.

          "Liabilities" has the meaning specified therefor in Section 2.07.

          "LIBOR" means with respect to the Interest Period for a LIBOR Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one- one thousandth (1/1000th) of one (1%) percent) at which the Reference Bank is offered deposits of United States dollars in the London interbank market (or other LIBOR market selected by the Borrower and approved by Administrative Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the LIBOR Rate Loans requested by and available to the Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of the Borrower.

          "LIBOR Rate" means, with respect to each Interest Period for any LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-one thousandth (1/1000) of one (1%) percent) determined by dividing (a) the LIBOR for such Interest Period by (b) a percentage equal to: (i) one (1) minus
(ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of the Reference Bank used to fund a LIBOR Rate Loan or any LIBOR Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "LIBOR Rate Loan" means any Loan or a portion thereof bearing interest calculated based upon the LIBOR Rate.

          "Licensed Intellectual Property" has the meaning specified therefor in
Section 6.01(w).

          "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

          "Loan" means any Revolving A Loan or Revolving B Loan made by an Agent or a Lender to the Borrower pursuant to ARTICLE II hereof.

          "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at its Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

          "Loan Document" means this Agreement, any Guaranty, including, without limitation, the GE Guaranty and Warburg Guaranty, any Security Agreement, any Pledge

Agreement, any Mortgage, any Control Agreement, the UCC Filing Authorization Letter, the Cash Management Agreements, the Concentration Account Agreement, and any other agreement, instrument, and other document executed and delivered by any Loan Party pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

          "Loan Party" means the Borrower and any Guarantor (other than GE and Warburg).

          "Loan Servicing Fee" has the meaning specified therefor in Section 2.06(c).

          "Material Adverse Effect" means a material adverse effect on any of
(i) the operations, business, assets, properties or condition (financial or otherwise) of the Borrower or the Loan Parties (taken as a whole), (ii) the ability of any Loan Party to perform any of its material obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any of the Collateral.

          "Material Contract" means, with respect to any Person, (i) the Indenture, (ii) each contract listed on Schedule 6.01(x), (iii) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $1,000,000 or more in any twelve month period (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than sixty (60) days' notice without penalty or premium) and (iv) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance or properties of such Person or such Subsidiary.

          "Milk Supply Agreement" means the Milk Supply Agreement, dated as of January 1, 2003, by and between the Borrower and Dairy Marketing Services, LLC, a Delaware limited liaibility company, as amended, restated or otherwise modified from time to time.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

          "Mortgage" means a mortgage, deed of trust or deed to secure debt, in recordable form and otherwise substantially in the form attached hereto as Exhibit J, made by the applicable Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to Section 5.01(d), Section 7.01(b),
Section 7.01(o) or otherwise.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

          "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

          "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto (including reasonable legal fees, financial advisory fees, accounting fees, appraisals and prepayment penalties) incurred by such Person or such Subsidiary in connection therewith and (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto (including reasonable legal fees, financial advisory fees, accounting fees, appraisals and prepayment penalties) incurred by such Person or such Subsidiary in connection therewith, and (B) transfer taxes paid by such Person or such Subsidiary in connection therewith; in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

          "Notice of Borrowing" has the meaning specified therefor in Section 2.02.

          "Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 9.01, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letter of Credit Accommodations or any other document made, delivered or given in connection herewith or therewith. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

          "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

          "Ordinary Course Proceeds" means, collectively, (a) Collections in respect of Accounts and Receivables (other than Receivables described in clause
(d)(ii) of the definition of such term) and the sale, lease or disposition of Inventory and Receivables and (other than Receivables described in clause
(d)(ii) of the definition of such term), whether in the ordinary course of business, through liquidation or otherwise, (b) proceeds of Accounts, Inventory, Receivables (other than Receivables described in clause (d)(ii) of the definition of such term), and (c) the proceeds of any of the foregoing.

          "Owned Intellectual Property" has the meaning specified therefor in
Section 6.01(w).

          "Parent" has the meaning specified therefor in the preamble hereto.

          "Participant Register" has the meaning specified therefor in Section 12.07(g).

          "Payment Office" means the Administrative Agent's office located at 150 South Wacker Drive, Suite 2200, Chicago Illinois 60606, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Indebtedness" means:

          (a)  all Obligations;

          (b) any other Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

          (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $1,000,000 at any time outstanding;

          (d) Indebtedness secured by Liens permitted by clause (e) of the definition of "Permitted Lien";

          (e)  Indebtedness permitted under Section 7.02(e); and

          (f)  Subordinated Indebtedness;

          (g) Contingent Obligations of the Parent or any of its Subsidiaries with respect to any Indebtedness described in this definition of "Permitted Indebtedness"; and

          (h) other unsecured Indebtedness hereafter incurred by any Loan Party not exceeding $8,000,000 in aggregate principal amount at any one time outstanding, provided that such Indebtedness is not scheduled to be repaid prior to the Final Maturity Date.

          "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than three hundred sixty (360) days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than ninety (90) days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

          "Permitted Liens" means:

          (a)  Liens securing the Obligations;

          (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

          (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than thirty (30) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (d) Liens described on Schedule 7.02(a), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

          (e) (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such or equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $4,000,000.

          (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

          (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business; and

          (h) Liens securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness;

          (i)  Liens set forth in Exhibit B of each Title Insurance Policy;

          (j) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

          (k) Liens resulting from any judgment or award so long as (i) such judgment or award does not constitute an Event of Default under Section 9.01(l),
(ii) the enforcement of such judgment or award has been stayed by reason of a pending appeal or otherwise and (iii) the aggregate amount of the claims payable in accordance with such judgment or award shall not exceed $1,000,000; and

          (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

          "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

          "Plan" means any Employee Plan or Multiemployer Plan.

          "Pledge Agreement" means a Pledge and Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit C, securing the Obligations and delivered to the Collateral Agent.

          "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2%.

          "Pro Rata Share" means:

          (a) with respect to a Lender's obligation to make Revolving A Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving A Credit Commitment, by (ii) the Total Revolving A Credit Commitment, provided, that, if the Total Revolving A Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving A Loans (including an amount equal to such Revolving A Loan Lender's Pro Rata Share (as determined by clause (c) hereof) of the Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving A Loans (including an aggregate amount equal to the Revolving A Loan Lenders' Pro Rata Share (as determined by clause (c) hereof) of the Agent Advances) and Letter of Credit Obligations;

          (b) with respect to a Lender's obligation to make Revolving B Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving B Credit Commitment, by (ii) the Total Revolving B Credit Commitment, provided, that, if the Total Revolving B Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving B Loans (including an amount equal to such Revolving B Loan Lender's Pro Rata Share (as determined by clause (c) hereof) of the Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving B Loans (including an aggregate amount equal to the Revolving B Loan Lenders' Pro Rata Share (as determined by clause (c) hereof) of the Agent Advances); and

          (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if such Lender's Commitment shall have been terminated, such Lender's Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving A Loans and Revolving B Loans and its interest in the Letter of Credit Obligations (in each case, including Agent Advances), as the case may be, and if the Total Revolving Credit Commitment shall have been terminated, the Total Revolving Credit Commitment, shall be deemed to be the aggregate unpaid principal amount of all Revolving A Loans and Revolving B Loans and Letter of Credit Obligations (in each case, including Agent Advances).

          "Public Equity Offering" means an underwritten primary public offering or distribution of the common stock of the Parent (or of the Borrower if the Borrower has merged into the Parent in connection with the initial Public Equity Offering by the Borrower) either (a) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (whether alone or in conjunction with a secondary public offering) or (b) which has been qualified under the applicable securities laws of any province or territory of Canada.

          "Rating Agencies" has the meaning specified therefor in Section 2.07.

          "Receivables" means all of the following now owned or hereafter arising or acquired property of any Loan Party: (a) all Accounts; (b) all amounts at any time payable to such Loan Party in respect of the sale or other disposition by such Loan Party of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles of such Loan Party and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to such Loan Party, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Loan Party or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of such Loan Party) to the extent any of the foregoing are associated with (i) any Accounts or Inventory (including, without limitation, casualty or any similar types of insurance relating to any Accounts or Inventory and any proceeds thereof) or (ii) any general intangibles of such Loan Party (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Loan party in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to such Loan party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Loan Party is beneficiary).

          "Reference Bank" means the Bank.

          "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Reference Rate Loan" means a Loan bearing interest calculated based upon the Reference Rate.

          "Register" has the meaning specified therefor in Section 12.07(d).

          "Registered" means, with respect to any Intellectual Property, issued, registered, renewed or the subject of a pending application.

          "Registered Loan" has the meaning specified therefor in Section 12.07(d).

          "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

          "Reimbursement Obligations" means the obligation of the Borrower to reimburse the Administrative Agent or any Lender for amounts payable by the Administrative Agent or any Lender in respect of any Letter of Credit Accommodation issued for the account of the Borrower, together with interest thereon as provided in Section 2.04.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

          "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess or evaluate Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. Section 9601.

          "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

          "Required Lenders" means, collectively, the Required Revolving A Loan Lenders and the Required Revolving B Loan Lenders.

          "Required Revolving A Loan Lenders" means the Revolving A Loan Lenders whose Pro Rata Share aggregate at least 51% as determined pursuant to paragraph
(a) of the definition of "Pro Rata Share".

          "Required Revolving B Loan Lenders" means the Revolving B Loan Lenders whose Pro Rata Share aggregate at least 51% as determined pursuant to paragraph
(b) of the definition of "Pro Rata Share".

          "Reserves" shall mean as of any date of determination, such amounts as the Administrative Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to the Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by the Administrative Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of the Borrower or any other Loan Party or (iii) the security interests and other rights of Agents or the Lenders in the Collateral (including the enforceability, perfection and priority thereof) or
(b) to reflect the Administrative Agent's good faith belief that any collateral report or financial information furnished by or on behalf of the Borrower or any other Loan Party to any Agent or any

Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in hereof or (d) in respect of any state of facts which the Administrative Agent determines in good faith constitutes a Default or an Event of Default. To the extent the Administrative Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agents, in good faith, the Administrative Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by the Administrative Agent in good faith.

          "Revolving A Availability" means, at any time, the difference between
(i) the lesser of (A) the Borrowing Base and (B) the Total Revolving A Credit Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of the Revolving A Loans and (B) all Letter of Credit Obligations.

          "Revolving A Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans to the Borrower in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Revolving A Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(i).

          "Revolving A Loan Lender" means a Lender with a Revolving A Credit Commitment or a Revolving A Loan.

          "Revolving B Availability" means, at any time, the difference between
(i) the Total Revolving B Credit Commitment and (ii) the aggregate outstanding principal amount of Revolving B Loans.

          "Revolving B Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving B Loans to the Borrower in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Revolving B Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(ii).

          "Revolving B Loan Lender" means a Lender with a Revolving B Credit Commitment or a Revolving B Loan.

          "Revolving Credit Intangibles" means all of the following assets of each Loan Party, whether now owned or hereafter acquired: (a) contract rights, choses in action or causes of actions or claims arising out of Accounts or with respect to Inventory; (b) guaranty or warranty claims with respect to Receivables or Inventory; (c) all letters of credit, banker's acceptances and similar instruments of each Loan Party supporting or received in consideration for any Inventory or

Account of a Loan Party, and including all letter-of-credit rights with respect to Inventory and Accounts of a Loan Party; (d) all supporting obligations with respect to such Loan Party and all present and future liens, security interests, rights, remedies, title and interest supporting or received or receivable in respect of Inventory and Accounts of a Loan Party, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts, including returned, repossessed and reclaimed goods, and
(iv) deposits by and property of account debtors or other persons securing the obligations of Account Debtors, in each case for purposes of clauses (i) through
(iv), to the extent supporting or securing, or arising from, Accounts or Inventory of such Loan Party, and (e) monies, credit balances, deposits and other property of each Loan Party constituting proceeds of Accounts, Inventory or any of the foregoing now or hereafter held or received by or in transit to an Agent, any Lender or their respective Affiliates or at any other depository or other institution from or for the account of each Loan Party. It is understood and agreed that Revolving Credit Intangibles shall not include copyrights, patents, trademarks or other Intellectual Property, and payments made to the Collateral Agent and Revolving B Loan Lenders with proceeds of the Revolving A Loans shall not be construed to constitute proceeds of Revolving Credit Intangibles.

          "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          "Securitization" has the meaning specified therefor in Section 2.07.

          "Securitization Parties" has the meaning specified therefor in Section 2.07.

          "Security Agreement" means a Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit B, securing the Obligations and delivered to the Collateral Agent.

          "Senior Subordinated Notes" means the 8 3/4% Senior Subordinated Notes due 2008 governed by the Indenture.

          "Settlement Period" has the meaning specified therefor in Section 2.02(d)(ii).

          "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities (including, without limitation, liabilities on all claims, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such

Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Sponsors" means Warburg and its Affiliates and GE and its Affiliates.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

          "Subordinated Indebtedness" means (a) the Senior Subordinated Notes and (b) Indebtedness of any Loan Party the terms of which are reasonably satisfactory to the Collateral Agents and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Collateral Agent.

          "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

          "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

          "Title Insurance Policy" means a mortgagee's loan policy of title insurance, in form and substance reasonably satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the

Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to the Collateral Agent, delivered to the Collateral Agent.

          "Total Revolving A Credit Commitment" means the sum of the Revolving A Credit Commitments.

          "Total Revolving B Credit Commitment" means the sum of the Total Revolving B Credit Commitments.

          "Total Revolving Credit Commitment" means the sum of the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment.

          "Trademark License Agreement" means the Trademark License Agreement, dated January 23, 1998, by and between BDS Two, Inc. (fka BDH Two, Inc.) and Borden Chemical Inc. (fka Borden, Inc.), as Licensor, and the Borrower, as Licensee, as amended, restated or otherwise modified from time to time.

          "UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage.

          "Unfunded Current Liability" means, with respect to any Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets (including any amounts contributed to such Plan after the close of such plan year which have been credited prior to the date of determination to its funding standard account (within the meaning of Section 412(b) of the Code) as of the end of such plan year) allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Uniform Commercial Code" has the meaning specified therefor in
Section 1.03.

          "Unused Line Fee" has the meaning specified therefor in Section
2.06(b).

          "Warburg" means Warburg, Pincus Ventures, L.P., a Delaware limited partnership.

          "Warburg Guaranty" means a Guaranty, in form and substance reasonably satisfactory to the Revolving B Lenders, made by Warburg in favor of the Collateral Agent for the benefit of the Revolving B Lenders, guaranteeing the Obligations with respect to the Revolving B Loans (including, without limitation, the principal of the Revolving B Loans, the interest thereon, and the fees, costs, expenses and other Obligations specifically related or reasonably allocable thereto), provided that the amount of such Obligations covered under the Warburg Guaranty is subject to a limitation described therein.

          "WARN" has the meaning specified therefor in Section 6.01(z).

          Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and reasonable good faith beliefs by such Agent (in the case of qualitative determinations).

          Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute unless any Agent notifies the Borrower in writing of such Agent's acceptance of such replacement or amendment.

          Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   ARTICLE II

                                    THE LOANS

          Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                    (i) each Revolving A Loan Lender severally agrees to make Revolving A Loans to the Borrower at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving A Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving A Loans at any time outstanding not to exceed the amount of such Lender's Revolving A Credit Commitment; and

                    (ii) each Revolving B Loan Lender severally agrees to make Revolving B Loans to the Borrower at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving B Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving B Loans at any time outstanding not to exceed the amount of such Lender's Revolving B Credit Commitment.

               (b)  Notwithstanding the foregoing:

                    (i) The aggregate principal amount of Revolving A Loans outstanding at any time to the Borrower shall not exceed the lower of (A) the difference between (x) the Total Revolving A Credit Commitment and (y) the aggregate Letter of Credit Obligations and (B) the difference between (x) the then current Borrowing Base and (y) the aggregate Letter of Credit Obligations. The Revolving A Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                    (ii) The aggregate principal amount of the Revolving B Loans (excluding the portion of such principal amount representing the Anniversary Fee capitalized pursuant to Section 2.06(e)) outstanding at any time to the Borrower shall not exceed the Total Revolving B Credit Commitment. The Revolving B Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date.

                    (iii) The Revolving A Loan Lenders shall have no obligation to make any Revolving A Loan, and the Revolving A Loans shall not be available, if Revolving B Availability is greater than $1.00.

                    (iv) Within the foregoing limits, the Borrower may borrow, repay and reborrow Loans, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                    (v) The aggregate principal amount of the Loans and Letter of Credit Obligations outstanding at any time shall not exceed the maximum principal amount of Indebtedness which is permitted to be incurred by the Borrower and its Subsidiaries pursuant to clause (i) of the definition of "Permitted Indebtedness" set forth in the Indenture.

          Section 2.02 Making the Loans. (a) The Borrower shall give the Administrative Agent prior written or telephonic notice (promptly confirmed in writing), in substantially the form of Exhibit D hereto (a "Notice of Borrowing"), prior to the making of the proposed Loan, provided, that such Notice of Borrowing shall be received by the Administrative Agent, (x) in the case of a borrowing consisting of a Reference Rate Loan, not later than 12:00 noon (New York City time) on the borrowing date of the proposed Reference Rate Loan, and
(y) in the case of a borrowing consisting of LIBOR Rate Loans, not later than 12:00 noon (New York City time) on a date that is three (3) Business Days prior to the proposed borrowing (or such shorter period as the Administrative Agent is willing to accommodate). Such Notice of Borrowing shall be irrevocable and shall specify (A) the principal amount of the proposed Loan, (B) whether such Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (C) whether such Loan is requested to be a Revolving A Loan or Revolving B Loan, and (D) the proposed borrowing date, which must be a Business Day. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). The Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

               (b) Each Notice of Borrowing pursuant to Section 2.02(a) shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Loan shall be made in a minimum amount of $100,000 and shall be in an integral multiple of $100,000, provided, however, that each Loan that is a LIBOR Rate Loan shall be made in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof.

               (c) Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

               (d)  (i)     In order to administer the Loans in an efficient
manner and to minimize the transfer of funds between Administrative Agent and Lenders, the Administrative Agent may, at its option, subject to the terms of this Section 2.02(d), make available, on behalf of the Lenders, the full amount of the Loans requested or charged to the Borrower's Loan Account(s) or otherwise to be advanced by the Lenders pursuant to the terms hereof, without requirement of prior notice to the Lenders of the proposed Loans.

                    (ii) With respect to all Loans made by the Administrative Agent on behalf of the Lenders as provided in this Section 2.02(d), the amount of each Lender's Pro Rata Share of the outstanding principal amount shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding principal amount as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation;

provided, that, the Administrative Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. The Administrative Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as the Administrative Agent shall determine, a summary statement of the Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by the Administrative Agent and received by a Lender prior to 12:00 noon New York time, then such Lender shall make the settlement transfer described in this Section 2.02(d) by no later than 3:00 p.m. New York time on the same Business Day and if received by a Lender after 12:00 noon New York time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. New York time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the applicable class of outstanding Loans is more than such Lender's Pro Rata Share of the applicable class of outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to the Administrative Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the applicable class of outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the applicable class of outstanding Loans for the previous Settlement Period, the Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by the Administrative Agent. The Administrative Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding advances and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid Loans prior to the time when such Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Administrative Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Administrative Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by the Borrower or actually settled with the applicable Lender as described in this Section 2.02(d).

                    (iii) To the extent that the Administrative Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by the Borrower, the Administrative Agent may apply such amounts repaid directly to any amounts made available by the Administrative Agent pursuant to this Section 2.02(d). In lieu of weekly or more frequent settlements, the Administrative Agent may, at its option, at any time require each Lender to provide the Administrative Agent with immediately available funds representing its Pro Rata Share of each Loan in which such Lender has a Commitment advanced by the Administrative Agent, prior to the Administrative Agent's disbursement of such advance to the Borrower. In such event, all Loans shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make any Loan requested hereunder nor shall any Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make any Loan hereunder.

                    (iv) If the Administrative Agent is not funding a particular Loan to the Borrower pursuant to this Section 2.02(d) on any day, the Administrative Agent may assume that each Lender with a Commitment to make such Loan will make available to the Administrative Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and the Administrative Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of the Borrower on such day. If the Administrative Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at the Administrative Agent's option based on the arithmetic mean determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent) and if such amounts are not paid within three (3) days of the Administrative Agent's demand, at the interest rate then applicable to such class of Loans. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the amount of any Loan so advanced by the Administrative Agent to or for the benefit of the Borrower shall, for all purposes hereof, be a Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall pay such corresponding amount to the Administrative Agent for its own account within five (5) Business Days of the Borrower's receipt of such notice. A Lender who fails to pay the Administrative Agent its Pro Rata Share of any Loans made available by the Administrative Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to the Administrative Agent, is a "Defaulting Lender". The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by the Administrative Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. The Administrative Agent may hold and, in its discretion, relend to the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Loan Documents, and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Revolving A Loan Lender" or "Revolving B Loan Lender", as the case may be, and such Lender's Revolving A Credit Commitment or Revolving B credit Commitment, as the case may be, shall be deemed to be zero. This Section 2.02(d) shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section 2.02(d) shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower or Loan Party of their duties and obligations hereunder.

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

                    (v) Nothing in this Section 2.02(d) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

          Section 2.03 Repayment of Loans; Evidence of Debt; Collection of Accounts. (a) The outstanding principal of all Loans shall be due and payable in full on the Final Maturity Date.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

               (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               (f)  Collection of Accounts.

                    (i) The Borrower shall establish and maintain, at its expense, Cash Management Accounts pursuant to Section 8.01 into which the Borrower shall promptly deposit and direct its Account Debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner.

                    (ii) For purposes of calculating the amount of Loans available to the Borrower, subject to Section 2.05(d) and Section 4.04, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by the

Administrative Agent of immediately available funds in the Administrative Agent's Account, provided such payments and notice thereof are received in accordance with the Administrative Agent's usual and customary practices as in effect from time to time and within sufficient time to credit the Borrower's Loan Account on such day, and if not, then on the next Business Day.

                    (iii) Each Loan Party and its respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for the Administrative Agent, receive, as the property of the Administrative Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or Inventory which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Cash Management Accounts, or remit the same or cause the same to be remitted, in kind, to the Administrative Agent. In no event shall the same be commingled with any Loan Party's own funds. The Borrower agrees to reimburse the Administrative Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Cash Management Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Cash Management Accounts arising out of the Administrative Agent's payments to or indemnification of such bank, financial institution or other person. The obligations of the Borrower to reimburse the Administrative Agent for such amounts pursuant to this Section 2.03(f)(iii) shall survive the termination of this Agreement.

          Section 2.04  Interest.

               (a)  Loans.

                    (i) Each Revolving A Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date such Loan is made, continued or converted, as the case may be, until such principal amount becomes due, at a rate per annum equal to the Reference Rate plus 0.5%. Each Revolving A Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date such Loan is made, continued or converted, as the case may be, until such principal amount becomes due, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for such Revolving A Loan plus 3%.

                    (ii) Each Revolving B Loan shall be a LIBOR Rate Loan, except as otherwise provided in Section 2.09 and Section 2.12, and shall bear interest on the principal amount thereof from time to time outstanding, from the date such Loan is made, continued or converted, as the case may be, until such principal amount becomes due, at a rate per annum equal to 10% plus the greater of (A) 2% and (B) the LIBOR Rate for the Interest Period in effect for such Loan. Each Revolving B Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date such Loan is made, continued or converted, as the case may be, until such principal amount becomes due, at a rate per annum equal to 8% plus the greater of (A) 4% and (B) the Reference Rate.

               (b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and

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

unpaid interest on, all Loans, fees, indemnities, outstanding Reimbursement Obligations or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

               (c) Interest Payment. Interest on each Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due hereunder.

               (d) General. All interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days, including the first day but excluding the last day, elapsed.

          Section 2.05  Reduction of Commitment; Prepayment of Loans.

               (a)  Reduction of Commitments.

                    (i) The Total Revolving Credit Commitment shall terminate on the Final Maturity Date.

                    (ii) The Borrower may reduce the Total Revolving B Credit Commitment to an amount (which may be zero) not less than the sum of (i) the aggregate unpaid principal amount of all Revolving B Loans then outstanding and
(ii) the aggregate principal amount of all Revolving B Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02. Each such reduction shall be in an amount which is an integral multiple of $3,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $3,000,000), shall be made by providing not less than five (5) Business Days' prior written notice to each Agent and shall be irrevocable. Once reduced, the Total Revolving B Credit Commitment may not be increased. To the extent all or any portion of the Total Revolving B Credit Commitment shall be reduced in accordance with this Section 2.05(a) prior to the day that is 60 days prior to the third anniversary of the Effective Date, the Borrower shall pay to the Administrative Agent for the account of the Revolving B Loan Lenders a commitment reduction fee equal to: (i) 3% of the amount of such commitment reduction, if such reduction occurs at any time from the Effective Date until and including the first anniversary of the Effective Date, (ii) 2% of the amount of such commitment reduction, if such reduction occurs at any time after the first anniversary of the Effective Date until and including the second anniversary of the Effective Date, and (iii) 1% of the amount of such commitment reduction, if such reduction occurs at any time after the second anniversary of the Effective Date until and including the day that is 60 days prior to the third anniversary of the Effective Date; provided, however, that no such commitment reduction fee shall be due and payable if the Total Revolving Credit Commitment is terminated in connection with such reduction (in which case the

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

early termination fee provisions set forth in Section 2.06(f) shall govern the payment any such fee). Each such reduction of the Total Revolving B Credit Commitment shall reduce the Revolving B Credit Commitment of each Revolving B Loan Lender proportionately in accordance with its Pro Rata Share thereof.

                    (iii) The Total Revolving B Credit Commitment shall be reduced to $53,000,000 on October 29, 2004, so long as Revolving A Availability is not less than $5,000,000 immediately after giving effect to such reduction.

               (b)  Optional Prepayment.

                    (i) Loans. Subject to Section 2.06(f), the Borrower may prepay without penalty or premium the principal of any Loan, in whole or in part; provided, that the Borrower may not prepay any Revolving B Loan if at such time any Revolving A Loan is outstanding.

                    (ii) Prepayment In Full. The Borrower may, upon at least thirty (30) days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations (including either (A) providing cash collateral to be held by the Administrative Agent in an amount equal to 105% of the aggregate undrawn amount of all outstanding Letter of Credit Accommodations or (B) causing the original Letter of Credit Accommodations to be returned to the Administrative Agent), in full. If the Borrower has sent a notice of termination pursuant to this clause
(b)(iii), then the Lenders' obligations to extend credit hereunder shall terminate and the Borrower shall be obligated to repay the Obligations (including either (A) providing cash collateral to be held by the Administrative Agent in an amount equal to 105% of the aggregate undrawn amount of all outstanding Letter of Credit Accommodations or (B) causing the original Letter of Credit Accommodations to be returned to the Administrative Agent), in full, on the date set forth as the date of termination of this Agreement in such notice.

               (c)  Mandatory Prepayment.

                    (i) The Borrower will immediately prepay the Revolving A Loans at any time when the aggregate principal amount of all outstanding Revolving A Loans plus the outstanding amount of all Letter of Credit Obligations exceeds the lesser of (A) the Total Revolving A Credit Commitment and (B) the Borrowing Base, to the full extent of any such excess. On each day that any Loans or Letter of Credit Obligations are outstanding, the Borrower shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Loans and Letter of Credit Obligations outstanding on such day. If at any time after the Borrower have complied with the first sentence of this Section 2.05(c)(i), the aggregate Letter of Credit Obligations is greater than the then current Borrowing Base, the Borrower shall provide cash collateral to the Administrative Agent in an amount equal to 105% of such excess, which cash collateral shall be deposited in the Letter of Credit Collateral Account and, provided that no Event of Default shall have occurred and be continuing, returned to the Borrower, at such time as the aggregate Letter of Credit Obligations plus the aggregate principal amount of all outstanding Loans no longer exceeds the then current Borrowing Base.

                    (ii) The Administrative Agent shall on each Business Day apply all funds transferred to or deposited in the Administrative Agent's Account, to the payment, in whole or in part, of the outstanding principal amount of the Loans in accordance with Section 4.04; subject, however, to
Section 2.05(d).

                    (iii)   Promptly (but in any event within three (3) Business
Days) following receipt of the Net Cash Proceeds of any Disposition by any Loan Party or its Subsidiaries pursuant to Section 7.02(c)(ii), the Borrower shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of such Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) for all such Dispositions shall exceed $350,000 since the Effective Date. Nothing contained in this subsection (iii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

                    (iv) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in clauses (a), (b), (c), (d), (e) and (h) of the definition of Permitted Indebtedness), or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock (excluding the sale or issuance by the Parent of any shares of its Capital Stock to (x) a Sponsor and (y) any member of the Parent's management), the Borrower shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (iv) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

                    (v) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal of the Loans (except to the extent such Extraordinary Receipts constitute insurance proceeds relating to the Inventory or Accounts, in which case the Extraordinary Receipts allocable in such assets shall be applied, first, to the Revolving A Loans and, second, to the Revolving B Loans) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts; provided, however, that (A) so long as no Default or an Event of Default has occurred and is continuing, on the date such Person receives Extraordinary Receipts consisting of insurance proceeds from one or more policies covering, or proceeds from any judgment, settlement, condemnation or other cause of action in respect of, the loss, damage, taking or theft of any property or assets, such Extraordinary Receipts received by the Loan Parties may, at the option of the Borrower, be applied to repair or restore such property or assets or acquire replacement property or assets for the property or assets so lost, damaged or stolen or other property or assets used or useful in the business of any Loan Party for the property or assets so disposed, provided, that (x) the Collateral Agent for the benefit of the Agents and the Lenders has a first-priority Lien (subject to Permitted Liens) on such replacement (or repaired or restored) property or assets and (y) the Borrower delivers a certificate to the Agents within twenty
(20) days after the date of receipt of such Extraordinary Receipts stating that such Extraordinary Receipts shall be used to repair or restore such property or assets or to acquire such replacement property or assets for the property or assets so lost, damaged or stolen or such other property or assets used or useful in the business of any Loan Party within one hundred eighty (180) days after the date of receipt of such Extraordinary Receipts (which certificate shall set forth an estimate of the Extraordinary Receipts to be so expended) and
(B) if all or any portion of such Extraordinary Receipts are not so used within the 180-day period, the Administrative Agent shall apply such unused Extraordinary Receipts to prepay the Loans in accordance with this subsection
(c)(v). Pending such reinvestment, the Extraordinary Receipts shall be applied as a prepayment of Loans but not as a permanent reduction in the Total Revolving Credit Commitment.

               (d) Application of Payments. Except as otherwise provided in subsection (c)(v) above, each prepayment pursuant to subsections (c)(iii),
(c)(iv) and (c)(v) above shall be applied, first, to the Revolving B Loans and second, to the Revolving A Loans. Each such prepayment of the Revolving B Loans shall result in an automatic reduction of the Total Revolving B Credit Commitment on a dollar-for-dollar basis.

               (e)  Interest and Fees. Any prepayment made pursuant to this
Section 2.05 (other than prepayments made pursuant to subsection (c)(i) and (c)(ii) of this Section 2.05) shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to
Section 2.06.

               (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this
Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

          Section 2.06  Fees.

               (a) Closing Fee. On the Effective Date, the Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, in accordance with their Pro Rata Shares, a non-refundable closing fee (the "Closing Fee") equal to (i) 1.0% of the Total Revolving A Credit Commitment and
(ii) 3.0% of the Total Revolving B Credit Commitment, each of which shall be deemed fully earned when paid.

               (b) Unused Line Fee. From and after the Effective Date and until the Final Maturity Date, the Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, in accordance with their Pro Rata Shares, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of (i) 0.50% on the excess, if any, of the Total Revolving A Credit Commitment over the sum of the average principal amount of all Revolving A Loans and Letter of Credit Obligations outstanding from time to time and (ii) 0.50% on the excess, if any, of the Total Revolving B Credit Commitment over the average principal amount of all Revolving B Loans outstanding from time to time, each of which shall be payable monthly in arrears on the first day of each month commencing April 1, 2004.

               (c) Loan Servicing Fee. From and after the Effective Date and until the later of (i) the Final Maturity Date and (ii) the date on which all Obligations are paid in full, the Borrower shall pay to the Administrative Agent for the account of the Collateral Agent a non-refundable loan servicing fee (the "Loan Servicing Fee") equal to $25,000 each quarter, which shall be deemed fully earned when paid and which shall be payable on the Effective Date (payable ratably based on the number of days remaining in the calendar quarter in which the Effective Date occurs) and quarterly in advance thereafter on the first day of each calendar quarter commencing on July 1, 2004.

               (d) Collateral Monitoring Fee. From and after the Effective Date and until the later of (i) the Final Maturity Date and (ii) the date on which the Total Revolving Credit Commitment has terminated and all Obligations are paid in full, the Borrower shall pay to the Administrative Agent for the account of the Administrative Agent a non-refundable collateral monitoring fee (the "Collateral Monitoring Fee") equal to $10,000 each quarter, which shall be deemed fully earned when paid and which shall be payable on the Effective Date (payable ratably based on the number of days remaining in the calendar quarter in which the Effective Date occurs) and quarterly in advance thereafter on the first day of each calendar quarter commencing on July 1, 2004.

               (e) Anniversary Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving B Loan Lenders, in accordance with their Pro Rata Shares, a non-refundable anniversary fee (the "Anniversary Fee") equal to 1.0% of the Total Revolving B Credit Commitment, which shall be deemed fully earned when paid and which shall be payable on each anniversary of the Effective Date; provided however, that the Anniversary Fee payable on the first anniversary of the Effective Date shall, at the option of the Borrower (exercised prior to such anniversary), be paid-in-kind by being added to the outstanding principal amount of the Revolving B Loans.

               (f) Early Termination by the Borrower. If the Total Revolving Credit Commitment is terminated and all Obligations are paid in full (the first date on which the Total Revolving Credit Commitment is terminated and all Obligations are paid in full is hereafter referred to as the "Facility Termination Date") prior to the day that is 60 days prior to the third anniversary of the Effective Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, an amount equal to: (i) 3% of the then applicable Total Revolving Credit Commitment, if the Facility Termination Date occurs at any time from the Effective Date until and including the first anniversary of the Effective Date,
(ii) 2% of the then applicable Total Revolving Credit Commitment, if the Facility Termination Date occurs at any time after the first anniversary of the Effective Date until and including the second anniversary of the Effective Date, and (iii) 1% of the then applicable Total Revolving Credit Commitment, if the Facility Termination Date occurs at any time after the second anniversary of the Effective Date until and including the day prior to the day that is 60 days prior to the third anniversary of the Effective Date (each such amount referred to herein as the "Early Termination Fee").

               (g) Extension Fee. If the Final Maturity Date is extended in accordance with Section 2.09, the Borrower shall pay to the Administrative Agent for the account of the Lenders, a non-refundable extension fee (the "Extension Fee") equal to the sum of (i) 0.25% of the then applicable Total Revolving A Credit Commitment (which shall be for the account of the Revolving A Loan Lenders) and (ii) 1% of the then applicable Total Revolving B Credit

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Commitment (which shall be for the account of the Revolving B Loan Lenders), which Extension Fee shall be deemed fully earned when paid and which shall be payable on the date of the Extension Notice.

          Section 2.07 Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may seek to sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Loan Parties shall provide reasonable cooperation to the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose additional costs (other than de minimus out-of-pocket expenses) on the Loan Parties and (ii) any such amendment or additional documentation does not adversely affect the rights, or increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) hereby agreeing (i) to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

          Section 2.08  Taxes.

               (a) Any and all payments by any Loan Party hereunder or under any other Loan Documents shall be made, in accordance with Section 2.03 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Lender, any Agent or the L/C Issuer (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) by the jurisdiction in which such Lender, such Agent or the L/C Issuer is organized or has its principal lending office, or, in the case of any Lender, in which its applicable lending office is located (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any Agent or the L/C Issuer (or any Transferee), (a) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all

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required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Lender, such Agent or the L/C Issuer (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (b) the Loan Parties shall make such deductions and (c) the Loan Parties shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Letter of Credit Accommodations or any other Loan Document ("Other Taxes"). The Loan Parties shall deliver to the Lenders, the Agents and the L/C Issuer official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

               (c) The Loan Parties hereby, jointly and severally, indemnify and agree to hold the Lenders, the Agents and the L/C Issuer harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Lender, such Agent or the L/C Issuer, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within ten (10) days from the date on which any such Lender, any such Agent or the L/C Issuer makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

               (d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Agents two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), in each case claiming complete exemption from U.S. Federal withholding tax on payments by the Borrower under this Agreement. Subject to the last sentence of Section 12.07(b), such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms within twenty (20) days after receipt of a written request therefor from the Borrower or any Agent. Notwithstanding any other provision of this Section 2.08, a Non-U.S. Lender shall not be required to deliver after the date hereof any form pursuant to this Section 2.08 that such Non-U.S. Lender is not legally able to deliver.

               (e) The Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Agreement to the extent that (a) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (a) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (a)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or such Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, (b) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (d) above or (c) the obligation to pay such additional amounts does not result from a change in applicable tax law (including, without limitation, applicable judicial decisions, statutes, regulations or other administrative interpretations) occurring after the date hereof.

               (f) Any Lender, any Agent or the L/C Issuer (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Lender, such Agent or the L/C Issuer (or a Transferee thereof) to disclose any information such Lender, such Agent or the L/C Issuer (or a Transferee thereof) deems confidential and would not, in the sole determination of such Lender, such Agent or the L/C Issuer (or a Transferee thereof), be otherwise disadvantageous to such Lender, such Agent or the L/C Issuer (or a Transferee thereof).

               (g) If any Lender, any Agent of the L/C Issuer (or a Transferee thereof) shall become aware that it is entitled to claim a refund or credit from a Governmental Authority in respect of Taxes or Other Taxes with respect to which any Loan Party has paid additional amounts, pursuant to this Section 2.08, it shall promptly notify the Borrower of the availability of such refund or credit claim and shall, within thirty (30) days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund or credit at Borrower's expense. If any Lender, any Agent or the L/C Issuer (or a Transferee thereof) receives a refund or credit (including pursuant to a claim for refund or credit made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.08, it shall within thirty (30) days from the date of such receipt pay over such refund or the amount equal to the credit received to the Borrower, net of all reasonable out-of-pocket expenses of such Lender, such Agent or the L/C Issuer (or a Transferee thereof).

               (h) The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          Section 2.09 Extension of Final Maturity Date. So long as no Default or Event of Default shall have occurred and be continuing, and subject to
Section 2.06(g), the Borrower may, by irrevocable written notice to the Administrative Agent (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders) (such notice being an "Extension Notice") given no less than thirty (30) days (but no more than ninety (90) days) prior to the scheduled Final Maturity Date, request that the Lenders extend the Final Maturity Date to September 27, 2007. Effective on the date of such Extension Notice, the Final Maturity Date shall be automatically and immediately so extended to September 27, 2007. Upon the delivery of an Extension Notice and the extension of the Final Maturity Date pursuant to this Section 2.09, the Borrower shall be deemed to have represented and warranted on and as of the date of such Extension Notice and the effective date of such extension, as the case may be, that (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to the Agent and the Lenders pursuant hereto or thereto on or prior to the date of such Loan are true and correct in all material respects on and as of such date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date) and (ii) no Default or Event of Default has occurred and is continuing. The Borrower shall be entitled to one extension of the Final Maturity Date hereunder and to deliver no more than one Extension Notice in connection therewith.

          Section 2.10 LIBOR Not Determinable; Illegality. (a) If prior to the first day of any Interest Period, (i) Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Loan Parties) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR for such Interest Period, (ii) Administrative Agent has received notice from the Required Lenders that the LIBOR determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining LIBOR Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the LIBOR Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Administrative Agent shall give telecopy or telephonic notice (followed by written notice) thereof to the Borrower as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (i) any LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as Reference Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as LIBOR Rate Loans shall be converted to or continued as Reference Rate Loans and (iii) each outstanding LIBOR Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Reference Rate Loans. Until such notice has been withdrawn by Administrative Agent, no further LIBOR Rate Loans shall be made or continued as such, nor shall the Borrower have the right to convert Reference Rate Loans to LIBOR Rate Loans.

               (b) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Administrative Agent or any Lender to make or maintain LIBOR Rate Loans as contemplated by this Agreement, (i) Administrative Agent or such Lender shall promptly give written notice of such circumstances to the Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make LIBOR Rate Loans, continue LIBOR Rate Loans as such and convert Reference Rate Loans to LIBOR Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain LIBOR Rate Loans, such Lender shall then have a commitment only to make a Reference Rate Loan when a LIBOR Rate Loan is requested and (iii) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.11 below.

          Section 2.11 Indemnity. (a) Each of the Loan Parties agrees to indemnify Administrative Agent and each Lender and to hold Administrative Agent and each Lender harmless from any loss or expense which Administrative Agent or such Lender may sustain or incur as a consequence of (i) default by the Borrower in making a borrowing of, conversion into or extension of LIBOR Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by the Borrower in making any prepayment of a LIBOR Rate Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of LIBOR Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to LIBOR Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such LIBOR Rate Loans provided for herein over (B) the amount of interest (as determined by Administrative Agent or such Lender) which would have accrued to Administrative Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

               (b) Notwithstanding paragraph (a) of this Section 2.11, the Administrative Agent will use reasonable efforts to minimize or reduce any such loss or expense resulting from the mandatory prepayments required by Section
2.05 of this Agreement by applying all payments and prepayments to Reference Rate Loans prior to any application of payments to LIBOR Rate Loans.

          Section 2.12 Continuation and Conversion of Loans. (a) The Borrower may from time to time request LIBOR Rate Loans or may request that a Loan that is a Reference Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request shall specify the amount of the LIBOR Rate Loans or the amount of the Reference Rate Loans to be converted to LIBOR Rate Loans or the amount of the LIBOR Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Administrative Agent of such a request from the Borrower, such LIBOR Rate Loans shall be made or Reference Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, the Borrower shall have complied with such customary procedures as are established by Administrative Agent and specified by Administrative Agent to the Borrower from time to time for requests by the Borrower for LIBOR Rate Loans, (iii) no more than eight (8) Interest Periods may be in effect at any one time, (iv) the aggregate amount of the LIBOR Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, and (v) Administrative Agent and each Lender shall have determined that the Interest Period or LIBOR Rate is available to Administrative Agent and such Lender and can be readily determined as of the date of the request for such LIBOR Rate Loan by the Borrower. Any request by or on behalf of the Borrower for LIBOR Rate Loans or to convert Reference Rate Loans to LIBOR Rate Loans or to continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Administrative Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Administrative Agent and Lenders had purchased such deposits to fund the LIBOR Rate Loans.

               (b) Any LIBOR Rate Loans shall automatically convert to Reference Rate Loans upon the last day of the applicable Interest Period, unless Administrative Agent has received and approved a request to continue such LIBOR Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Administrative Agent's option, upon notice by Administrative Agent to Parent, be subsequently converted to Reference Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Administrative Agent, for the benefit of Lenders, upon demand by Administrative Agent (or Administrative Agent may, at its option, charge any loan account of the Borrower) any amounts required to compensate any Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Loans to Reference Rate Loans pursuant to any of the foregoing.

                                   ARTICLE III

                         LETTER OF CREDIT ACCOMMODATIONS

          Section 3.01 Letter of Credit Accommodations. (a) Subject to and upon the terms and conditions contained herein, at the request of the Borrower, Administrative Agent agrees, for the ratable risk of each Revolving A Loan Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of the Borrower containing terms and conditions acceptable to Administrative Agent and the issuer thereof. Any payments made by or on behalf of Administrative Agent or any Revolving A Loan Lender to the L/C Issuer and/or any related party in connection with the Letter of Credit Accommodations provided to or for the benefit of the Borrower shall constitute Revolving A Loans to the Borrower (or Agent Advances as the case may be).

               (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Administrative Agent, for the account of the Revolving A Loan Lenders, in accordance with a written agreement among such Lenders, (i) for any Letter of Credit Accommodation issued hereunder, a non-refundable fee equal to
(A) in the case of a trade Letter of Credit Accommodation, 2.5% per annum or (B) in the case of a standby Letter of Credit Accommodation, 2.5% per annum, in each case, of the stated amount of such Letter of Credit Accommodation, payable on the date such Letter of Credit Accommodation is issued and (ii) for any amendment to an existing Letter of Credit Accommodation that increases the stated amount of such Letter of Credit Accommodation, a non-refundable fee equal to (A) in the case of a trade Letter of Credit Accommodation, 2.5% per annum or
(B) in the case of a standby Letter of Credit Accommodation, 2.5% per annum, in each case, of the increase in the stated amount of such Letter of Credit, payable on the date of such increase (the "Letter of Credit Fees"), except that the Administrative Agent may, and upon the written direction of Required Revolving A Loan Lenders shall, require the Borrower to pay to Administrative Agent such Letter of Credit Fee, at a rate equal to 4.5% plus the per annum rate otherwise applicable thereto on such daily outstanding balance for: (x) the period from and after the date of termination hereof until all Obligations shall have been paid in full (notwithstanding entry of a judgment against the Borrower) and (y) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Administrative Agent. Such Letter of Credit Fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of the Borrower to pay such fee shall survive the termination of this Agreement.

               (c) The Borrower shall give Administrative Agent two (2) Business Days' prior written notice of its request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. The Borrower shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

               (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in this Agreement, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Administrative Agent:
(i) the Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Administrative Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Administrative Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit Accommodation; and (iii) the Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Administrative Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in this Section 3.01(d)(iii).

               (e) Except in Administrative Agent's discretion, with the consent of all Revolving A Loan Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Administrative Agent or any Lender in connection therewith shall not at any time exceed $5,000,000.

               (f) Loan Parties shall indemnify and hold Agents and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which any Agent or Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of any Agent or Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The Borrower and each Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed the Borrower's agent. The Borrower and each Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. The Borrower and each Guarantor hereby releases and holds Agents and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by the Borrower, any Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of any Agent or Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 3.01(f) shall survive the payment of Obligations and the termination of this Agreement.

               (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Loan Parties shall, at Administrative Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Administrative Agent holds a security interest to deliver them to Administrative Agent and/or subject to Administrative Agent's order, and if they shall come into the Borrower's or such Guarantor's possession, to deliver them, upon Administrative Agent's request, to Administrative Agent in their original form. Loan Parties shall also, at Administrative Agent's request, designate Administrative Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

               (h) The Borrower and each Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name the Borrower or such Guarantor as the account party therein and to deliver to Administrative Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Administrative Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant the Borrower or any Guarantor any right or authority to pledge the credit of any Agent or any Lender in any manner. Agents and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Administrative Agent or any Lender unless Administrative Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Loan Parties shall be bound by any reasonable interpretation made in good faith by Administrative Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of the Borrower or any Guarantor.

               (i) As long as no Event of Default has occurred and is continuing, the Borrower may (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (iv) with Administrative Agent's prior written consent, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

               (j) At any time an Event of Default has occurred and is continuing, Administrative Agent shall have the right and authority to, and Loan Parties shall not, without the prior written consent of Administrative Agent,
(i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Administrative Agent may take such actions either in its own name or in the Borrower's name.

               (k) Any rights, remedies, duties or obligations granted or undertaken by the Borrower or any Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by the Borrower or such Guarantor to Administrative Agent for the ratable benefit of Revolving A Loan Lenders. Any duties or obligations undertaken by Administrative Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Administrative Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Loan Parties to Administrative Agent for the ratable benefit of Revolving A Loan Lenders and to apply in all respects to Loan Parties.

               (l) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Revolving A Loan Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

               (m) The Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Administrative Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through Revolving A Loans or otherwise). In the event that the Borrower fails to pay Administrative Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Administrative Agent (to the extent it has actual notice thereof) shall promptly notify each Revolving A Loan Lender of the unreimbursed amount of such payment and each Revolving A Loan Lender agrees, upon one (1) Business Day's notice, to fund to Administrative Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Revolving A Loan Lender to deliver to Administrative Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in
Section 5.02 or any other event or circumstance. If such amount is not made available by a Revolving A Loan Lender when due, Administrative Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Administrative Agent at the interest rate then payable by the Borrower in respect of Revolving A Loans.

               (n) The Administrative Agent shall not make any Revolving A Loan or provide any Letter of Credit Accommodation to the Borrower on behalf of the Revolving A Loan Lenders intentionally and with actual knowledge that such Revolving A Loan or Letter of Credit Accommodation would cause the aggregate amount of the total outstanding Revolving A Loans and Letter of Credit Accommodations to the Borrower to exceed the Borrowing Base without the prior consent of all Lenders, except that the Administrative Agent may make such additional Revolving A Loans or provide such additional Letter of Credit Accommodations on behalf of the Revolving A Loan Lenders, intentionally and with actual knowledge that such Revolving A Loans or Letter of Credit Accommodations will cause the total outstanding Revolving A Loans and Letter of Credit Accommodations to the Borrower to exceed the Borrowing Base, as the Administrative Agent may deem necessary or advisable in its discretion, provided that: (i) the aggregate principal amount of the additional Revolving A Loans or additional Letter of Credit Accommodations to the Borrower which the Administrative Agent may make or provide (after obtaining such actual knowledge that the aggregate principal amount of the Revolving A Loans plus the outstanding Letter of Credit Accommodations equal or exceed the Borrowing Base) plus the amount of Agent Advances made pursuant to Section 10.08(a) then outstanding, shall not exceed the aggregate amount equal to ten percent (10%) of the Borrowing Base and $2,700,000 (whichever is less) at any time and shall not cause the total principal amount of the Revolving A Loans and Letter of Credit Accommodations to exceed the Total Revolving A Credit Commitment and (ii) no such additional Revolving A Loan or Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date such additional Revolving A Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Revolving A Loan Lenders may otherwise agree. Each Revolving A Loan Lender shall be obligated to pay the Administrative Agent the amount of its Pro Rata Share of any such additional Revolving A Loans or Letter of Credit Accommodations.

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

          Section 4.01 Audit and Collateral Monitoring Fees. The Loan Parties acknowledge that (a) pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct audits, inspections, inventory appraisals and/or field examinations of any Loan Party and valuations of any or all of the Collateral at any time and from time to time in a manner so as to not unduly disrupt the business of such Loan Party and (b) any Agent may request updates to the Field Survey and Audit and the business valuation/appraisal report referenced in Section 5.01(g) delivered prior to the Effective Date, which updates shall be conducted at the Loan Parties' expense by such third party appraisers as are reasonably satisfactory to the Agents, provided that, unless an Event of Default has occurred and is continuing, the Agents (i) shall not conduct more than four audits, valuations or field examinations in any fiscal year and (ii) shall give prior notice to the Borrower of any Agent's engagement of any third party auditor, appraiser or examiner for the purpose of conducting such audit, valuation or examination by the Agents. The Borrower agrees to pay (i) $850 per day per examiner plus such examiner's reasonable out-of-pocket costs and expenses incurred in connection with all such visits, audits, appraisals, inspections, valuations and field examinations and updates and (ii) the costs of all visits audits, inspections, appraisals, valuations and field examinations conducted by a third party on behalf of the Agents; provided that, unless an Event of Default has occurred and is continuing, the aggregate costs of the fees paid by the Borrower pursuant to clauses (i) and (ii) shall not exceed $60,000 in any twelve month period.

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

          Section 4.02 Payments; Computations and Statements. (a) All Obligations shall be payable to the Administrative Agent's Payment Office or such other place as the Administrative Agent may designate from time to time. The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent in the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All such payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in
Section 2.02(d), after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Loan hereunder made by the Lenders to the Borrower, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.02(d) of this Agreement. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent's discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrower with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

               (b) The Administrative Agent shall provide the Borrower, promptly after the end of each fiscal month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans (including Letter of Credit Accommodations) made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, any Letter of Credit Accommodation issued by the L/C Issuer for the account of the

Borrower during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the Borrower during such month to reimburse the Revolving A Loan Lenders for drawings made in connection with Letter of Credit Accommodations, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

          Section 4.03 Sharing of Payments, Etc. Except as provided in Section 2.02(d) hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 4.04 Apportionment of Payments. Subject to Section 2.02 hereof:

               (a) All payments of principal and interest in respect of outstanding Loans, all payments in respect of the Letter of Credit Accommodations, all payments of fees (other than the fees set forth in Section
2.06 hereof to the extent set forth in a written agreement among the Agents and the Lenders, fees with respect to Letter of Credit Accommodations provided for in Section 3.01(b) and the audit and collateral monitoring fee provided for in
Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

               (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, all Ordinary Course Proceeds shall be applied to the Obligations in the following order of priority: (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due to the Revolving A Loan Lenders until paid in full; (iii) third, ratably to pay interest then due in respect of the Revolving A Loans, Agent Advances and Reimbursement Obligations until paid in full; (iv) fourth, ratably to pay principal of the Revolving A Loans, Agent Advances and Letter of

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

Credit Obligations (or, to the extent such Obligations are contingent, after the occurrence and during the continuance of an Event of Default, to provide cash collateral in an amount up to 105% of such Obligations) then due until paid in full; (v) fifth, ratably to pay the Obligations in respect of any fees and indemnities then due to the Revolving B Loan Lenders; (vi) sixth, ratably to pay interest then due in respect of the Revolving B Loans until paid in full; (vii) seventh, ratably to pay principal of the Revolving B Loans until paid in full; and (viii) eighth, to the ratable payment of all other Obligations then due and payable.

               (c) Notwithstanding anything contrary contained herein or in any other Loan Agreement (excluding Section 2.05(d)), all payments in respect of any Collections and all other proceeds of Collateral (in each case, other than Ordinary Course Proceeds) shall be applied to the Obligations in the following order of priority: (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due to the Revolving B Loan Lenders until paid in full; (iii) third, ratably to pay interest then due in respect of the Revolving B Loans; (iv) fourth, ratably to pay principal of the Revolving B Loans then due until paid in full; (v) fifth, ratably to pay the Obligations in respect of any fees and indemnities then due to the Revolving A Loan Lenders until paid in full; (vi) sixth, ratably to pay interest then due in respect of the Revolving A Loans, Agent Advances and Reimbursement Obligations until paid in full; (vii) seventh, ratably to pay principal of the Revolving A Loans, Agent Advances and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral in an amount up to 105% of such Obligations) then due until paid in full; and (viii) eighth, to the ratable payment of all other Obligations then due and payable.

               (d) Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrower, or unless an Event of Default shall have occurred and be continuing, Administrative Agent shall not apply any payments which it receives to any LIBOR Rate Loans, except (i) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loans or (ii) in the event that there are no outstanding Reference Rate Loans, provided, that, in the event that there are no outstanding Reference Rate Loans and no Event of Default exists, upon Borrower's request, any payments received after Administrative Agent's receipt of such request will not be applied to the LIBOR Rate Loans and such amounts that are not applied to the Obligations shall be held as cash collateral for the Obligations.

               (e) For purposes of this Section 4.04, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allocable in such Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, except to the extent that default or overdue interest (but not any other interest), loan fees, service fees, professional fees, expense reimbursements, or other fees and expenses, each arising from or related to a default are disallowed in any Insolvency Proceeding.

               (f) In the event of a direct conflict between the priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of

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

the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

          Section 4.05 Increased Costs and Reduced Return. (a) If any Lender, any Agent or the L/C Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority made subsequent to the Effective Date, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender, in each case, subsequent to the Effective Date, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer (in each case, whether or not having the force of law), shall (i) subject any Lender, any Agent or the L/C Issuer, or any Person controlling any such Lender, any such Agent or the L/C Issuer to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or such Agent or any Letter of Credit Accommodation issued by the L/C Issuer, or change the basis of taxation of payments to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer of any amounts payable hereunder (except for taxes on the overall net income of any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit Accommodation or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer or
(iii) impose on any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer any other condition regarding this Agreement or any Loan or Letter of Credit Accommodation, and the result of any event referred to in clauses (i), (ii) or
(iii) above shall be to increase the cost to any Lender, any Agent or the L/C Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit Accommodation, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit Accommodation, or to reduce any amount received or receivable by any Lender, any Agent or the L/C Issuer hereunder, then, upon demand by any such Lender, any such Agent or the L/C Issuer, the Borrower shall pay to such Lender, such Agent or the L/C Issuer such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such increased costs or reductions in amount.

               (b) If any Lender, any Agent or the L/C Issuer shall have determined that the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling such Lender, in each case, subsequent to the Effective Date, such Agent or the L/C Issuer with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender, any Agent or the L/C Issuer or any Person controlling

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such Lender, such Agent or the L/C Issuer, and any Lender, any Agent or the L/C
Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letter of Credit Accommodations issued or any guaranty or participation with respect thereto, any Lender's, any Agent's or the L/C Issuer's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on any Lender's, any Agent's or the L/C Issuer's any such other controlling Person's capital to a level below that which such Lender, such Agent or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letter of Credit Accommodations issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letter of Credit Accommodations or such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender, any Agent or the L/C Issuer, the Borrower shall pay to such Lender, such Agent or the L/C Issuer from time to time such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's capital.

               (c) All amounts payable under this Section 4.05 shall bear interest from the date that is ten (10) days after the date of demand by any Lender, any Agent or the L/C Issuer until payment in full to such Lender, such Agent or the L/C Issuer at the Reference Rate. A certificate of such Lender, such Agent or the L/C Issuer claiming compensation under this Section 4.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender, such Agent or the L/C Issuer to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's, such Agent's or the L/C Issuer's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

               (d) Failure or delay on the part of any Lender, Agent or L/C Issuer to demand compensation pursuant to this Section 4.05 shall not constitute a waiver of such Lender's, Agent's or L/C Issuer's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender, an Agent or an L/C Issuer pursuant to this Section 4.05 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, Agent or L/C Issuer notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender's, Agent's or L/C Issuer's intention to claim compensation therefor.

               (e) If any Lender, any Agent or L/C Issuer (i) requests compensation under this Section 4.05 or (ii) delivers a notice described in
Section 2.10, then such Lender, Agent or L/C Issuer shall, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender, Agent or L/C Issuer, as the case may be) to designate a different lending office for funding or booking its Loans or Letter of Credit Accommodations hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to take such other actions as such Lender, Agent or L/C Issuer determines, if, in the sole judgment of such Lender, Agent or L/C Issuer, such designation, assignment or other action (A) would eliminate or reduce amounts payable pursuant to this Section 4.05 or enable it to withdraw its notice pursuant to Section 2.10 in the future and (B) would not subject such Lender to any unreimbursed cost or

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expense and such Lender would not suffer any economic, legal or regulatory disadvantage. Nothing in this subsection (e) shall affect or postpone any of the obligations of the Borrower or the rights of such Lender, Agent or L/C Issuer pursuant to this Section 4.05. The Borrower hereby agrees to pay on demand all reasonable costs and expenses incurred by any Lender, Agent or L/C Issuer in connection with any such designation or assignment.

                                    ARTICLE V

                               CONDITIONS TO LOANS

          Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

               (a) Payment of Fees, Etc. The Borrower shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

               (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Agent, any Lender or the L/C Issuer pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

               (c) Legality. The making of the initial Loans or the issuance of any Letter of Credit Accommodations shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

               (d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

                    (i)     a Security Agreement, duly executed by each Loan
Party;

                    (ii) a Pledge Agreement, duly executed by each Loan Party, together with (A) the original stock certificates representing 100% of the common stock of such Loan Party's Subsidiaries (as well as all other domestic equity interests owned by such Loan Party) and (B) all intercompany promissory notes of such Loan Parties, in each case accompanied by undated stock or note powers executed in blank and other proper instruments of transfer;

                    (iii)   the GE Guaranty, duly executed by GE;

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                    (iv)    the Warburg Guaranty, duly executed by Warburg;

                    (v) a Mortgage, duly executed by each applicable Loan Party with respect to each owned Facility identified on Schedule 5.01(d)(v);

                    (vi) a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each Mortgage, dated as of the Effective Date;

                    (vii) a survey of each mortgaged Facility, in form and substance reasonably satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of the Title Insurance Policy;

                    (viii)  [intentionally omitted]

                    (ix) a UCC Filing Authorization Letter, duly executed by each Loan Party, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage;

                    (x) copies of request for copies of information listing all effective financing statements which name as debtor any Loan Party and which are filed in the offices referred to in paragraph (vii) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results shall not show any such Liens (other than Permitted Liens);

                    (xi) a copy of the resolutions of each Loan Party, certified as of the Effective Date by a secretary or an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                    (xii) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith;

                    (xiii) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification (other than states of foreign qualification in which the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect) of each Loan Party certifying as to the subsistence in good standing of, and (if available or applicable) the payment of taxes by, such Loan Party in such states and certified as of a recent date not more than ten (10) Business Days prior to the Effective Date;

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

                    (xiv) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than thirty (30) days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organized number is issued in such jurisdiction;

                    (xv) a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

                    (xvi) (A) an opinion of Willkie Farr & Gallagher LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1, (B) an opinion of Potter Anderson Corroon LLP, Delaware counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2; (C) an opinion of Dewey Ballantine LLP, counsel to GE, substantially in the form of Exhibit F-3, (D) an opinion of in-house counsel to GE Asset Management Incorporated, the general partner of GE, substantially in the form of Exhibit F-4, (E) an opinion of Willkie Farr & Gallagher LLP, counsel to Warburg, substantially in the form of Exhibit F-3, and (F) an opinion of (I) Brunini, Grantham, Grower & Hewes, PLLC, local Mississippi counsel to the Borrower and
(II) Kozloff Stoudt, local Pennsylvania counsel to the Borrower, in each case, with respect to such matters pertaining to the Mortgages described in clause (v) above as the Collateral Agent may reasonably request;

                    (xvii) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (b) of this Section 5.01;

                    (xviii) a copy of the Financial Statements and the financial projections described in Section 6.01(g)(ii) hereof, certified as of the Effective Date as true and correct by an Authorized Officer of the Parent;

                    (xix) a certificate of the chief financial officer, or vice president of finance, of the Borrower, certifying as to the solvency of the Borrower, which certificate shall be satisfactory in form and substance to the Agents;

                    (xx)    evidence of the insurance coverage required by
Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon thirty (30) days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

                    (xxi) copies of the Material Contracts as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Borrower, together with a certificate of an Authorized Officer of the Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

                    (xxii) a termination and release agreement with respect to the Existing Credit Facility and all related documents, duly executed by the Loan Parties and the Existing Lender, together with a satisfaction of mortgage for each mortgage filed by the Existing Lender on the Facility and UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Lender and covering any portion of the Collateral;

                    (xxiii) the Concentration Account Agreement, duly executed by the Concentration Account Bank and the Loan Parties;

                    (xxiv) such other Cash Management Agreements and depository account, blocked account, lockbox account and similar agreements and other documents, each in form and substance reasonably satisfactory to the Agents, as the Agents may request with respect to the Borrower's cash management system;

                    (xxv) a satisfactory ASTM 1527-00 Phase I Environmental Site Assessment ("Phase I ESA") of each Facility, in form and substance and by an independent firm satisfactory to the Collateral Agent; and

                    (xxvi) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.

               (e) Material Adverse Effect. The Collateral Agent shall have determined, in its reasonable judgment, that no event or development shall have occurred since June 28, 2003 which could reasonably be expected to have a Material Adverse Effect.

               (f) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.

               (g) Due Diligence. The Agents shall have completed their business, legal and collateral due diligence (including, without limitation, an enterprise valuation of the Borrower conducted by a third party appraiser acceptable to the Collateral Agent with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion. Without limiting the foregoing, the Agents shall have received a Field Survey and Audit, dated not earlier than thirty (30) days prior to the Effective Date, and such Field Survey and Audit and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion.

               (h) Availability. (i) After giving effect to the repayment of the Existing Credit Facility and to all Loans to be made on the Effective Date and all fees (including the fees payable pursuant to Section 2.06 and Section 12.04 hereof), costs and expenses in connection therewith, and the Letter of Credit Accommodations to be issued on the Effective Date, the Availability plus the Borrower's excess available cash shall not be less than $10,000,000 and (ii) all deductions for past due accounts payable of the Loan Parties shall be consistent with historical practices. The Borrower shall deliver to the Collateral Agent a certificate of the chief financial officer, or vice president of finance, of the Borrower certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculation of Availability.

          Section 5.02 Conditions Precedent to All Loans and Letter of Credit Accommodations. The obligation of any Agent or any Lender to make any Loan or of the Administrative Agent to assist the Borrower in establishing or opening any Letter of Credit Accommodations on or after the Effective Date is subject to the fulfillment, in a manner reasonably satisfactory to the Administrative Agent, of each of the following conditions precedent:

               (a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Section
2.06 and Section 12.04 hereof.

               (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower's acceptance of the proceeds of such Loan, and the issuance of each Letter of Credit Accommodation, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit Accommodation are true and correct in all material respects on and as of such date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date),
(ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit Accommodation, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit Accommodation to be issued, on such date and
(iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

               (c) Legality. The making of such Loan or the issuance of such Letter of Credit Accommodation shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

               (d) Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

               (e) Delivery of Documents. The Agents shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.

               (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agents, as the Agents or such counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

               (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Transaction Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

               (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any other Loan Document, any Material Contract or any other contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operation or any of its properties, which, in the case of this clause (iv), could reasonably expected to have a Material Adverse Effect.

               (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party except for such of the foregoing that will have been made or obtained on or before the Effective Date and filings necessary to perfect security interests under the Loan Documents.

               (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles relating to enforceability.

               (e) Subsidiaries. Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of the Subsidiaries of the Parent in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens (other than statutory Liens that are Permitted Liens and Liens created by the Loan Documents). There are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Parent.

               (f)  Litigation; Commercial Tort Claims. Except as set forth in
Schedule 6.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or its properties before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

               (g)  Financial Condition.

                    (i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since June 28, 2003 no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                    (ii) The Parent has heretofore furnished to each Agent and each Lender (A) projected monthly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the period from June 28, 2003 through June 30, 2007, and (B) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in 2003 through 2007, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vi). Such projections, as so updated, shall be believed by the Parent at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Parent, and shall have been based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent, and the Parent shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect it being understood that actual results may differ from projections.

               (h) Compliance with Law, Etc. No Loan Party is in violation of its organizational documents. No Loan Party is in violation of any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, which violation could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               (i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA, except to the extent such non-compliance could not reasonably be expected to have a Material Adverse Effect and, to the extent applicable, qualifies for favorable tax treatment under the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, except to the extent such Termination Event could not reasonably be expected to have a Material Adverse Effect, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code and (vii) no Plan has an Unfunded Current Liability which when aggregated with the Unfunded Current Liability of all other Plans is in excess of $1,000,000. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. Except as could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or
(iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan, except as could not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment. None of the Loan Parties or any of their Subsidiaries has incurred or expects to incur any liability (including additional contributions, fines, taxes or penalties) as a result of a failure to administer any Plan that is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, except as could not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

               (j) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

               (k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (l) Nature of Business. No Loan Party is engaged in any business other than the manufacturing and marketing of certain dry-grocery food products.

               (m) Adverse Agreements, Etc. No Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.

               (n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

               (o) Properties. (i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

                    (ii) Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on
Schedule 6.01(o) to which it is a party. Each such Lease is in full force and effect and is valid and enforceable against each Loan Party that is a party thereto and, to the knowledge of such Loan Party, all other parties thereto in accordance with its terms in all material respects. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.01(o). To the knowledge of any Loan Party, (i) no other party to any such Lease is in default in any material respect of its obligations thereunder, (ii) no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured (beyond applicable notice and cure periods) under any such Lease and, (iii) as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

               (p) Full Disclosure. To the knowledge of each Loan Party, each such Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken as a whole with all material delivered by the Loan Parties contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Agents that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no contingent liability or fact that could reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

               (q) Operating Lease Obligations. On the Effective Date, none of the Loan Parties has any Operating Lease Obligations other than the Operating Lease Obligations set forth on Schedule 6.01(q).

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

               (r) Environmental Matters. Except as set forth on Schedule 6.01(r), (i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or, to each Loan Party's knowledge, a predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iv) to each Loan Party's knowledge, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws, the failure of which could reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds all material licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it; (viii) no Loan Party has received any written notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not have a Material Adverse Effect; and (ix) this Section 6.01(r) represents the sole and exclusive representations and warranties with respect to environmental matters.

               (s) Insurance. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.

               (t)  Use of Proceeds. The proceeds of the Loans shall be used to
(a) refinance existing indebtedness of the Borrower in the principal amount of up to $50,000,000, (b) pay fees and expenses in connection with the transactions contemplated hereby and (c) fund working capital of the Borrower and other general corporate purposes. The Letter of Credit Accommodations will be used for other general working capital and corporate purposes.

               (u) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan and Letter of Credit Accommodation, the Loan Parties, on a consolidated basis, are Solvent.

               (v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

               (w) Intellectual Property. Except as set forth on Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the valid right to use all Intellectual Property that are necessary for the operation of its business as currently conducted. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of all registered, issued or applied-for ("collectively, "Registered") Intellectual Property (other than confidential and proprietary information, Trade Secrets and know-how) that is owned by a Loan Party (the "Owned Intellectual Property") and all Material Contracts relating to Intellectual Property licensed from third parties (the "Licensed Intellectual Property"). Except as set forth on Schedule 6.01(w), no licensed Intellectual Property is required in order to conduct the business of each Loan Party as currently conducted as of the Effective Date other than the Licensed Intellectual Property. Except as set forth on Schedule 6.01(w), no party to any Material Contract relating to Licensed Intellectual Property has given any Loan Party written notice of any breach or default by any Loan Party under the applicable Material Contract or any notice, written or oral, of such party's intention to cancel, terminate or fail to renew any such Material Contract. Neither the business of each Loan Party as currently conducted, nor any slogan or similar advertising device now employed, or now contemplated to be employed, by any Loan Party, infringes upon or conflicts with any rights owned by any other Person, and none of the Loan Parties has received written notice of any claim or litigation regarding any of the foregoing, nor is any such claim or litigation pending or, to any Loan Party's knowledge,threatened. All Owned Intellectual Property is valid, subsisting and enforceable, and, except as set forth on Schedule 6.01(w), no material Owned Intellectual Property has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or materially adversely affecting a Loan Party's rights thereto, or is the subject of any suit, action, reissue, reexamination, public protest, interference, arbitration, mediation, opposition, cancellation or other proceeding (except for office actions currently pending before the United States Patent and Trademark Office with respect to pending U.S. trademark and service mark applications, which office actions could not reasonably be expected to materially adversely affect the conduct of the business as currently conducted or the validity or enforceability of the material Owned Intellectual Property). The Loan Parties have made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Owned Intellectual Property except where the failure to make such filings and/or payments was commercially reasonable appropriate in connection with the operation of the business of the applicable Loan Party. To the Loan Parties' knowledge, except as otherwise set forth on Schedule 6.01(w), all documentation necessary to confirm and effect each Loan Party's ownership of all Registered Intellectual Property and all other Owned Intellectual Property necessary for the operation of its business as currently conducted or contemplated, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices. Each Loan Party has taken commercially reasonable measures to protect the secrecy, confidentiality and value of all material Trade Secrets used in its business (collectively, "Business Trade Secrets"). To each Loan Party's knowledge, the Business Trade Secrets have not been disclosed to any Persons other than such Loan Party's officers, directors, employees and other Persons who had a need to know and use such Business Trade Secrets in the ordinary course of employment or contract performance.

               (x) Material Contracts. Set forth on Schedule 6.01(x) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the knowledge of such Loan Party, all other parties thereto in accordance with its terms in all material respects, (ii) has not been otherwise amended or modified in any material respect, and (iii) is not in default in any material respect due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

               (y) Holding Company and Investment Company Acts. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

               (z) Employee and Labor Matters. Except as set forth on Schedule 6.01(z), there is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (aa) Customers and Suppliers. There exists no actual or, to each Loan Party's knowledge, threatened termination, cancellation or limitation of, or adverse modification to or adverse change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are

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individually or in the aggregate material to the business or operations of such
Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, adverse modification or adverse change in such business relationships.

               (bb) No Bankruptcy Filing. No Loan Party is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party's assets or property, and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against it.

               (cc) [Intentionally Omitted].

               (dd) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(dd) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number),
(iv) the principal place of business of each Loan Party, (v) the chief executive office of each Loan Party and (v) the federal employer identification number of each Loan Party.

               (ee) Trade Names. Schedule 6.01(ee) hereto sets forth a complete and accurate list as of the Effective Date of all material trade names used by each Loan Party.

               (ff) Locations of Collateral. There is no location at which any Loan Party has any Collateral (except for Inventory in transit) other than (i) those locations listed on Schedule 6.01(ff) and (ii) any other locations approved in writing by the Collateral Agent from time to time (such approval not be unreasonably withheld or delayed). Schedule 6.01(ff) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

               (gg) Security Interests. Each Security Agreement creates in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 5.01(d)(ix) and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests (subject to Permitted Liens and except for U.S. intent-to-use applications as described below), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, and (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent, trademark and service

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mark applications and registrations and U.S. copyrights (and upon the filing of an amendment to Allege Use of a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act, with respect to U.S intent-to-use applications for trademark or service mark registrations)and, (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

               (hh) Senior Indebtedness, Etc. The Borrower has issued, pursuant to due authorization, the Senior Subordinated Notes under the Indenture. The subordination provisions of the Indenture and Senior Subordinated Notes are and will be enforceable against the holders of the Senior Subordinated Notes by the holders of any Senior Indebtedness (as defined in the Indenture) which have not effectively waived the benefits thereof. All Obligations, including, without limitation, those to pay principal of and interest (including post-petition interest) on the Loans and fees and expenses in connection therewith, constitute Senior Indebtedness (as defined in the Indenture), and, subject to Section 12.22, all such Obligations are entitled to the benefits of the subordination created by the Indenture. The Borrower acknowledges that the Agents and the Lenders are entering into this Agreement, and extending their Commitments, in reliance upon the subordination provisions of the Indenture and this clause
(hh).

               (ii) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate as of the date hereof and does not omit to state any information material thereto.

               (jj) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all material respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

               (kk) Other Indebtedness. The Obligations constitute "Permitted Indebtedness" under Section 4.03 of the Indenture.

               (ll) Each Loan Party has previously delivered to the Collateral Agent copies of all notifications received by such Loan Party, pursuant to the Uniform Commercial Code, the FSA or comparable state law, sent by a seller of any "farm products" (as defined by the FSA), a lender to such seller, the Secretary of State of any state for any other Person, of any security interests in any farm products purchased or to be purchased by any Loan Party. Each Loan Party has complied with all payment instructions contained in any such notifications. Each Loan Party is registered in every state in which, pursuant to the FSA, such Loan Party is required to register with the office of the Secretary of State or such other office of each state that maintains the "central filing system" (as defined in the FSA). Each Loan Party has complied with all payment instructions received in connection with its registration. No Loan Party has received any notice of non-payment or notice of dishonored checks from any Person from whom any Loan Party has purchased any farm products.

               (mm) Each Loan Party has paid all obligations owing to sellers of farm products on a current basis in accordance with the terms of such obligations (except to the extent

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such Loan Party has a bona fide dispute with such sellers and the Administrative
Agent has provided Reserves for all such disputed obligations).

                                  ARTICLE VII

                         COVENANTS OF THE LOAN PARTIES

          Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

               (a)  Reporting Requirements. Furnish to each Agent:

                    (i) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Parent and its Subsidiaries commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Effective Date, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments;

                    (ii)    as soon as available, and in any event within ninety
(90) days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agents (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or
(C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of

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

Default or a Default under Section 7.03 hereof and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof, provided that, no such written statement shall be required if the Loan Parties have used their best efforts to obtain the same and such accountants are unwilling to provide such written statement and other independent certified public accountants of recognized national standing are unwilling to provide such written statement.

                    (iii)   as soon as available, and in any event within thirty
(30) days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to normal year-end adjustments;

                    (iv) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and
(iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 7.03;

                    (v)     as soon as available and in any event within three
(3) Business Days after the end of each fiscal week commencing with the first fiscal week ending after the Effective Date, a Borrowing Base Certificate, current as of the close of business on the last day of the immediately preceding fiscal week, supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may reasonably request from time to time, provided that (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agents but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents, unless any Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (B) in

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

the event of any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, such Agent's good faith judgment shall control;

                    (vi) as soon as available and in any event not later than thirty (30) days after the end of each Fiscal Year, financial projections, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(A), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                    (vii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any material investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                    (viii)  as soon as possible, and in any event within three
(3) Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonable be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

                    (ix)    (A) as soon as possible and in any event within ten
(10) days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three (3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within ten (10) days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within three
(3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status

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under Section 4241 of ERISA, (F) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof, and (G) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know than any of its Plans has an Unfunded Current Liability which when aggregated with the Unfunded Current Liability of all other Plans is in excess of $1,000,000;

                    (x) promptly after the commencement thereof but in any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                    (xi) as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any materially adverse notice that any Loan Party executes or receives in connection with any Material Contract (including, without limitation, the Indenture);

                    (xii) as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party;

                    (xiii) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                    (xiv) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

                    (xv) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

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               (b)  Additional Guaranties and Collateral Security. Cause:

                    (i) each Subsidiary of any Loan Party not in existence on the Effective Date and each Subsidiary of any Loan Party which is a non-borrowing Subsidiary on the Effective Date or upon formation or acquisition but later ceases to be a non-borrowing Subsidiary, to execute and deliver to the Collateral Agent promptly and in any event within ten (10) days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) if requested by the Collateral Agent, one or more Mortgages creating on the owned real property of such Subsidiary a perfected, first priority Lien (subject to Permitted Liens) on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may reasonably require whether comparable to the documents required under Section 7.01(o) or otherwise, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority (subject to Permitted Liens) of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

                    (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within ten (10) days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Collateral Agent.

               (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, orders, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing) (including, without limitation, all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, in each case except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment

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thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

               (d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except, in each case, as otherwise permitted by Section 7.02(c) or where the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

               (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

               (f)  Inspection Rights. Subject to the limitations set forth in
Section 4.01 regarding the number of audits, field examinations and valuations that may be conducted by the Agents in any fiscal year, permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours and, so long as no Event of Default exists and is continuing, upon at least two (2) Business Days' prior notice, at the reasonable expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, Accounts, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).

               (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply in all material respects at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

               (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All

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policies covering the Collateral are to name the Collateral Agent as loss payee for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than thirty (30) days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

               (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary in the proper conduct of its business except where the failure to obtain, maintain or preserve such permits, licenses, authorizations, approvals, entitlements and accreditations could not reasonably be expected to have a Material Adverse Effect.

               (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) provide the Agents written notice within five (5) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required under Environmental Laws to abate said Release; and
(iii) provide the Agents with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect, (iv) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Agent any documentation of such compliance which the Agent may reasonably request; and (v) defend, indemnify and hold harmless the Agent and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the generation, presence, disposal, Release or threatened Release of any Hazardous Materials on, under, in, originating or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in

                                      -82-

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interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence or Release of such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials, (D) any violation of any Environmental Law and/or (E) any Environmental Action filed against any Agent or any Lender.

               (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

               (l) Change in Collateral; Collateral Records. (i) Give the Collateral Agent not less than thirty (30) days' prior written notice of any change in the location of any Collateral, other than to locations set forth on
Schedule 6.01(ff) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Agents and the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

               (m) Landlord Waivers; Collateral Access Agreements. (i) At any time any Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, use commercially reasonable efforts to obtain written subordinations or waivers, in form and substance reasonably satisfactory to the Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral; provided, that in the event the Loan Parties are unable to obtain any such written subordination or waiver the

Administrative Agent may, in its reasonable discretion, establish such reserves as it deems necessary with respect to any such Collateral; and

                    (ii) use commercially reasonable efforts to obtain written access agreements, in form and substance reasonably satisfactory to the Collateral Agent, providing access to Collateral located on any premises not owned by a Loan Party in order to remove such Collateral from such premises during an Event of Default; provided, that in the event the Loan Parties are unable to obtain any such written access agreements, the Administrative Agent may, in its reasonable discretion, establish such reserves as it deems necessary with respect to any such Collateral.

               (n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Agents.

               (o) After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any fee interest in any real property wherever located (each such interest being an "After Acquired Property") with a Current Value (as defined below) in excess of $500,000, promptly so notify the Collateral Agent, setting forth with reasonable specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below. Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to the Collateral Agent the following, each in form and substance reasonably satisfactory to the Collateral Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority Lien (subject to Permitted Liens) on the property purported to be covered thereby or to otherwise protect the rights of the Agents and the Lenders thereunder, (iii) a Title Insurance Policy, (iv) a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (v) if reasonably requested by the Collateral Agent, Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent, and (vi) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require. The Borrower shall pay all reasonable fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(o).

               (p) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to be a 52- or 53-week period which ends on the Saturday that falls nearest to June 30 of each

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calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

               (q) Borrowing Base. Maintain all Loans and Letter of Credit Obligations in compliance with the then current Borrowing Base.

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

               (r)  FSA.

                    (i) Upon the request of the Collateral Agent, each Loan Party will provide the Collateral Agent with a list of all Persons from whom such Loan Party has purchased or intends to purchase any farm products, identifying the producer of such farm products provided by each such Person and the states in which such farm products were or are produced.

                    (ii) Upon the request of the Collateral Agent, each Loan Party shall promptly register as a buyer of farm products with the office of the Secretary of State or such other designated office of each state that maintains a central filing system and from which such Loan Party purchases farm products produced in such state. Promptly upon the completion of each such registration process, such Loan Party will provide the Collateral Agent with the evidence of such registration. Each Loan Party agrees to deliver to the Collateral Agent, promptly after such Loan Party's receipt thereof, copies of all notifications received by each Loan Party, whether pursuant to the Uniform Commercial Code, the FSA or otherwise, and whether sent by a seller of farm products, a lender to such seller, the Secretary of State of any state or any other Person, of any security interests in any farm products purchased or to be purchased hereafter. Each Loan Party covenants to comply with all payment instructions imposed on such Loan Party in any such notification and to promptly provide the Collateral Agent with evidence of such compliance. Each Loan Party will promptly provide the Collateral Agent with a copy of any notice of non-payment or notice of dishonored check delivered to such Loan Party by any Person from whom such Loan Party purchases farm products.

                    (iii) Each Loan Party, at all times, shall pay all obligations owing to sellers of farm products on a current basis in accordance with the terms of such obligations (except to the extent such Loan Party has a bona fide dispute with such sellers and the Administrative Agent has established Reserves for all such disputed obligations).

                    (iv) All of each Loan Party's purchases of inventory shall be (A) made free and clear of any and all Liens in favor of any Loan Party's suppliers or such suppliers' lenders (unless the Administrative Agent has established Reserves in an amount sufficient to discharge such Lien), (B) made free and clear of any Liens in favor of any and all trusts which may be entitled to a Lien (unless the Administrative Agent has established Reserves in an amount sufficient to discharge such Liens) and (C) otherwise in compliance with the FSA, as amended.

          Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

               (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of Accounts) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens; provided, that, no Liens shall be permitted on any assets included in the Borrowing Base other than (i) the Liens of the Collateral Agent for the benefit of the Agents and the Lenders and (ii) inchoate Liens that constitute Permitted Liens.

               (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

               (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                    (i) any wholly owned Subsidiary of a Loan Party (other than the Borrower) may be merged or liquidated into such Loan Party or another wholly owned Subsidiary of such Loan Party, or may consolidate with another wholly owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least thirty (30) days' prior written notice of such merger or consolidation,
(C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation, (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

                    (ii) any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets and (D) sell or otherwise dispose of the Facility located at 125 East Avenue, Wellsboro, PA 16901 and the Facility located at 200 South Montgomery Street, Starkville, MS 39759, in each case, for cash in an amount not less than the fair market value of such Facility and on terms no less favorable to such Loan Party than would be obtainable in a comparable arm's length transaction; provided, that the Net Cash Proceeds of such Dispositions (x) in the case of clauses (B) and (C) above, do not exceed $500,000 in the aggregate in any twelve month period and (y) in all cases, are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.05(c)(iii);

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

               (d) Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage, in any business other than the businesses of substantially the type conducted by the Loan Parties on the date hereof and businesses reasonably related thereto.

               (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing (each an "Investment") except for:

                    (i) Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

                    (ii)    Permitted Investments; and

                    (iii) temporary loans and advances made by it to its Subsidiaries and by such Subsidiaries to it, in the ordinary course of business and not exceeding in the aggregate for all Loan Parties and their Subsidiaries at any one time outstanding $500,000; and

                    (iv) commodity agreements entered into in connection with a Loan Party's sale and purchase of agricultural commodities in the ordinary course of such Loan Party's business consistent with its historical practices and policies and not for speculative purposes.

               (f) Sale/Leaseback Transactions. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section 7.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $1,000,000.

               (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed (i) $1,000,000 for the Fiscal Year ending June 30, 2004,
(ii) $1,500,000 for the Fiscal Year ending June 30, 2005 and (iii) $1,500,000 for any Fiscal Year thereafter.

               (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however,

                    (A) any Loan Party may pay dividends to the Parent (1) in amounts necessary to pay customary expenses of the Parent in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of the Parent) and (2) in amounts necessary to pay taxes when due and owing by the Parent,

                    (B) any direct or indirect Subsidiary of the Borrower may pay dividends to the Borrower or any intermediate Subsidiary,

                    (C) the Parent may pay dividends in the form of common Capital Stock,

                    (D) the Borrower may (and the Borrower may make distributions to the Parent to enable the Parent to) redeem or repurchase from management and employee stockholders Capital Stock of the Parent or the Borrower owned by such Persons upon termination of employment of such Persons in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such Person, provided all of the following conditions are satisfied:

                         (I) after giving effect to such redemption or repurchase the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 7.03, recomputed for the most recent month for which financial statements have been delivered; and

                         (II) the aggregate redemptions and repurchases permitted during the term of this Agreement pursuant to this clause
          (D) shall not exceed $250,000.

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

               (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

               (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) to an extent necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 7.02(e).

               (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

                         (A)  this Agreement and the other Loan Documents;

                         (B)  any agreements in effect on the date of this
Agreement and described on Schedule 7.02(k);

                         (C)  any applicable law, rule or regulation (including,
without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                         (D)  in the case of clause (iv) above any agreement
setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                         (E)  in the case of clause (iv) above any agreement,
instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

               (l)  Limitation on Issuance of Capital Stock.

                    (i) Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, except for the issuance by the Parent of shares of its Common Stock, provided, that (A) any Net Cash Proceeds from the issuance of such shares shall be applied in accordance with Section 2.05(c)(iv) and (B) immediately after giving effect to the issuance of such shares, no Change of Control shall occur.

                    (ii) Permit the Parent to (A) hold any assets other than the Capital Stock of the Borrower and its other Subsidiaries, (B) have any liabilities other than (I) the liabilities under the Loan Documents, (II) tax liabilities in the ordinary course of business, (III) loans and advances permitted under Section 7.02(e), (IV) the liabilities referred to in clause
(C)(III) below, (V) corporate, administrative and operating expenses in the ordinary course of business and (VI) other liabilities incurred as a consequence of being the Parent holding company of the Borrower and its Subsidiaries and (C) engage in any business other than (I) owning the Capital Stock of the Borrower and its other Subsidiaries and activities incidental or related thereto, (II) acting as a Guarantor hereunder and pledging its assets to the Collateral Agent, for the benefit of the Agents and the Lenders, pursuant to the Security Agreement and the Pledge Agreement to which it is a party and (III) acting as a guarantor in respect of the Senior Subordinated Notes.

               (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, the Indenture, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations make (or give any notice with respect thereto) any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

               (o) Compromise of Accounts. Compromise or adjust any Account (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than, provided no Default or Event of Default has occurred and is continuing, in the prudent conduct of its business.

               (p) Properties. Permit any property of a Loan Party to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a valid and perfected first priority Lien (subject to Permitted Liens).

               (q) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in
Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law;
(iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, which, in each case, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (r) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in material compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

               (s) Certain Agreements. Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract in any manner that would be material and adverse to the Parent or any of its Subsidiaries.

               (t) Designated Senior Indebtedness. Notwithstanding any other provision of this Agreement to contrary (including without limitation the terms of Section 7.02(b)), permit the Parent or any other Loan Party to contract, create, incur, assume or permit to exist any Indebtedness which would constitute "Designated Senior Indebtedness" under and as defined in the documents evidencing or governing the Senior Subordinated Notes, except for the Indebtedness arising under this Agreement and the other Loan Documents.

               (u) Excess Cash. Notwithstanding anything contained herein to the contrary, accumulate or maintain cash in bank accounts (in excess of checks outstanding against such accounts and amounts necessary to meet minimum balance requirements), cash equivalents and Permitted Investments in an aggregate amount in excess of $2,000,000 (excluding the amounts deposited into the Concentration Account) for a period of more than ten (10) consecutive Business Days.

          Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

               (a) Senior Leverage Ratio. Permit the ratio of all Obligations to Consolidated EBITDA of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth below to be greater than the applicable ratio set forth below:

Fiscal Month End                        Senior Leverage Ratio

March 2004                              2.99:1.00
April 2004                              3.16:1.00
May 2004                                3.41:1.00
June 2004                               3.87:1.00
July 2004                               4.34:1.00
August 2004                             4.47:1.00
September 2004                          4.49:1.00
October 2004                            4.08:1.00
November 2004                           3.35:1.00
December 2004                           1.94:1.00
January 2005                            2.43:1.00
February 2005                           2.94:1.00
March 2005                              3.24:1.00
April 2005                              3.56:1.00
May 2005                                3.81:1.00
June 2005                               4.10:1.00
July 2005                               4.42:1.00
August 2005                             4.47:1.00
September 2005                          4.34:1.00
October 2005                            3.67:1.00
November 2005                           2.73:1.00
December 2003                           1.40:1.00
January 2006                            1.77:1.00
February 2006                           2.20:1.00

March 2006                              2.45:1.00
April 2006                              2.71:1.00
May 2006                                2.92:1.00
June 2006                               3.16:1.00
July 2006                               3.46:1.00
August 2006                             3.54:1.00
September 2006                          3.49:1.00
October 2006                            3.02:1.00
November 2006                           2.24:1.00
December 2006                           1.03:1.00
January 2007                            1.40:1.00
February 2007                           1.82:1.00
March 2007                              2.08:1.00

               (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth below to be less than the amount set forth opposite such date:

Fiscal Month End                         Fixed Charge Coverage Ratio

March 2004                               1.07:1.00
April 2004                               1.06:1.00
May 2004                                 1.05:1.00
June 2004                                1.03:1.00
July 2004                                1.00:1.00
August 2004                              0.99:1.00
September 2004                           0.97:1.00
October 2004                             0.94:1.00
November 2004                            0.90:1.00
December 2004                            0.88:1.00
January 2005                             0.87:1.00
February 2005                            0.87:1.00
March 2005                               0.88:1.00
April 2005                               0.88:1.00
May 2005                                 0.88:1.00
June 2005                                0.89:1.00
July 2005                                0.90:1.00
August 2005                              0.91:1.00
September 2005                           0.92:1.00
October 2005                             0.96:1.00
November 2005                            1.00:1.00
December 2003                            1.02:1.00
January 2006                             1.02:1.00
February 2006                            1.03:1.00
March 2006                               1.03:1.00
April 2006                               1.04:1.00

May 2006                                 1.04:1.00
June 2006                                1.05:1.00
July 2006                                1.05:1.00
August 2006                              1.05:1.00
September 2006                           1.05:1.00
October 2006                             1.06:1.00
November 2006                            1.07:1.00
December 2006                            1.07:1.00
January 2007                             1.07:1.00
February 2007                            1.07:1.00
March 2007                               1.07:1.00

               (c) Consolidated Trailing EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth below to be less than the applicable amount set forth below:

Fiscal Month End                                 Consolidated EBITDA

March 2004                                       $18,397,000
April 2004                                       $18,290,000
May 2004                                         $18,169,000
June 2004                                        $17,340,000
July 2004                                        $17,004,000
August 2004                                      $16,922,000
September 2004                                   $16,690,000
October 2004                                     $16,488,000
November 2004                                    $15,991,000
December 2004                                    $15,585,000
January 2005                                     $15,448,000
February 2005                                    $15,597,000
March 2005                                       $15,749,000
April 2005                                       $15,861,000
May 2005                                         $15,937,000
June 2005                                        $16,065,000
July 2005                                        $16,280,000
August 2005                                      $16,475,000
September 2005                                   $16,754,000
October 2005                                     $17,488,000
November 2005                                    $18,226,000
December 2003                                    $18,556,000
January 2006                                     $18,665,000
February 2006                                    $18,784,000
March 2006                                       $18,915,000
April 2006                                       $19,030,000
May 2006                                         $19,143,000
June 2006                                        $19,295,000

July 2006                                        $19,290,000
August 2006                                      $19,287,000
September 2006                                   $19,302,000
October 2006                                     $19,437,000
November 2006                                    $19,576,000
December 2006                                    $19,598,000
January 2007                                     $19,575,000
February 2007                                    $19,556,000
March 2007                                       $19,522,000

               (d) Clean-up. The Borrower shall repay the outstanding principal amount of the Revolving B Loans in an amount sufficient to cause the aggregate principal amount of the Revolving B Loans outstanding on December 31 to be less than the amount set forth below opposite the date set forth below:

--------------------------------------------------------------------------------
Applicable Date            Outstanding Principal Amount of Revolving B Loans
--------------------------------------------------------------------------------
December, 31, 2004         $34,730,000
--------------------------------------------------------------------------------
December, 31, 2005         $29,891,000
--------------------------------------------------------------------------------
December, 31, 2006         $23,253,000
--------------------------------------------------------------------------------

               (e) Extended Maturity. In the event that the Final Maturity Date is extended pursuant to Section 2.09 hereof, the Agents and the Loan Parties hereby agree to negotiate, in good faith, an amendment to the foregoing financial covenants set forth in Sections 7.03(a), (b), (c) and (d) in order to insert the applicable covenant thresholds during the extension period.

                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                          ACCOUNTS AND OTHER COLLATERAL

          Section 8.01 Collection of Accounts; Management of Collateral. (a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms satisfactory to Administrative Agent at one or more of the banks set forth on Schedule 8.01 (each a "Cash Management Bank"), and shall take such reasonable steps to enforce, collect and receive all amounts owing on the Accounts of the Borrower or any of its Subsidiaries, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all proceeds in respect of any Collateral and all Collections and other amounts received by any Loan Party (including payments made by the Account Debtors directly to any Loan Party) into a Cash Management Account or the Concentration Account.

               (b) On the Effective Date, the Loan Parties shall, with respect to each Cash Management Account, deliver to Administrative Agent either (i) a Cash Management Agreement with respect to such Cash Management Account or (ii) evidence that the Loan Parties have provided to each Cash Management Bank at which such Cash Management Account is located notice in writing of Administrative Agent's security interest in such Cash Management Account and irrevocable directions, in form and substance satisfactory to Administrative Agent, to send by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Concentration Account all funds on deposit in such Cash Management Account and that each such Cash Management Bank has agreed to do so. Notwithstanding the foregoing, promptly upon the request of Administrative Agent, each Loan Party shall deliver a Cash Management Agreement to Administrative Agent with respect to any Cash Management Account identified by Administrative Agent. Each Cash Management Agreement shall provide, among other things, that all cash deposited into the Cash Management Accounts covered thereby shall be sent by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Concentration Account.

               (c) Upon the terms and subject to the conditions set forth in the Concentration Account Agreement with respect to the Concentration Account, all amounts received in the Concentration Account shall be wired each Business Day into the Administrative Agent's Account.

               (d) So long as no Default or Event of Default has occurred and is continuing, the Borrower may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Administrative Agent and Administrative Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to Administrative Agent a Cash Management Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Administrative Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Administrative Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Administrative Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Administrative Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Administrative Agent's reasonable judgment.

               (e) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Loan Parties are hereby deemed to have granted a Lien to Administrative Agent for the benefit of the Lenders. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by any Loan Party as proceeds of any Collateral shall be held by such Loan Party in trust for the Agents and the Lenders and upon receipt be deposited by such Loan Party in original form and no later than the next

Business Day after receipt thereof into the Concentration Account; provided, however, all Net Cash Proceeds received directly by such Loan Party pursuant to an event described in Section 2.05(c)(ii) shall be held by such Loan Party in trust for the Agents and the Lenders and upon receipt be deposited by the Loan Party in original form and no later than the next Business Day after receipt thereof into the Administrative Agent's Account. A Loan Party shall not commingle such collections with such Loan Party's own funds or the funds of any Subsidiary or Affiliate of such Loan Party or with the proceeds of any assets not included in the Collateral. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected. The Administrative Agent shall charge the Loan Account on the last day of each month with one (1) collection day for all such collections.

               (f) After the occurrence and during the continuance of an Event of Default, any Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent shall have the sole right to collect the Accounts and/or take possession of the Collateral and the books and records relating thereto. The Loan Parties shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 7.02(o).

               (g) Each Loan Party hereby appoints each Agent or its designee on behalf of such Agent as the Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts, to sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts, drafts against Account Debtors with respect to Accounts, assignments and verifications of Accounts and notices to Account Debtors with respect to Accounts, to send verification of Accounts, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Loan Party to such address as such Agent may designate and to do all other acts and things reasonably necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

               (h) Nothing herein contained shall be construed to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

               (i) If any Account includes a charge for any tax payable to any Governmental Authority, Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Loan Parties shall notify the Agents if any Account includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Account and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account.

               (j) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

          Section 8.02 Accounts Documentation. The Loan Parties will at such intervals as the Agents may require, execute and deliver confirmatory written assignments of the Accounts to the Agents and furnish such further schedules and/or information as any such Agent may require relating to the Accounts, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Loan Parties shall notify the Agents of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Agents and are to be executed and delivered to the Agents from time to time solely for their convenience in maintaining records of the Collateral. The Loan Parties' failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Loan Parties' industry, and shall not re-bill any Accounts without promptly disclosing the same to the Agents and providing the Agents with a copy of such re-billing, identifying the same as such. If the Loan Parties become aware of anything materially detrimental to any of the Loan Parties' customers' credit, the Loan Parties will promptly advise the Agents thereof.

          Section 8.03 Status of Accounts and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Collateral Agent for the benefit of the Agents and the Lenders and Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral except as otherwise permitted by Section 7.02(k); (b) each Account shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold or services rendered by such Loan Party; (c) no Account shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to the Agents; provided, that, no Event of Default shall have occurred under Section 9.01(b) if the Loan Parties' Accounts that are not in compliance with this Section 8.03(c) are in an aggregate amount not exceeding $250,000; (d) none of the transactions underlying or giving rise to any Account shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Account is created; (f) all agreements, instruments and other documents relating to any Account shall be true and correct and in all material respects what they purport to be; (g) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (h) such Loan Party shall immediately notify the Agents if any Account arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps reasonably required by the Agents in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law; (i) such Loan Party will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (j) if any amount payable under or in connection with any Account is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Agents and the Lenders as additional Collateral; (k) such Loan Party shall conduct a physical count of its Inventory at such intervals as any Agent may reasonably request (which, in the absence of a continuing Event of Default, shall not be more frequent than annually) and such Loan Party shall promptly supply the Agents with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and (l) such Loan Party is not and shall not be entitled to pledge any Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

          Section 8.04 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

          Section 8.05  Collateral Reporting.

               (a) The Borrower shall provide Administrative Agent with the following documents in a form satisfactory to Administrative Agent:

                    (i) on a regular basis as required by Administrative Agent, schedules of sales made, credits issued and cash received;

                    (ii) as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof), on a monthly basis or more frequently as Administrative Agent may request: (A) perpetual inventory reports, (B) inventory reports by location and category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties), (C) agings of Accounts (together with a reconciliation to the previous month's aging and general ledger) and (D) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral); provided, however, that in the case of Clauses (A) and (B) above, the Borrower may elect to furnish such inventory reports to the Administrative Agent on a weekly basis;

                    (iii) upon Administrative Agent's request, (A) copies of customer statements, purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by the Borrower or any Guarantor;

                    (iv) such other reports as to the portion of the Collateral comprised of Inventory, Accounts and Receivables as Administrative Agent shall reasonably request from time to time.

               (b) If any Loan Party's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Loan Party hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Administrative Agent and to follow Administrative Agent's instructions with respect to further services at any time that an Event of Default or has occurred and is continuing.

          Section 8.06  Accounts Covenants.

               (a)  The Borrower shall notify Administrative Agent promptly of:
(i) any material delay in the Borrower's performance of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to the Borrower or any Guarantor relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to the best of any Loan Party's knowledge, would cause Administrative Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor without Administrative Agent's consent, except in the ordinary course of a Loan Party's business in accordance with past practices and policies previously disclosed in writing to Administrative Agent and except as set forth in the schedules delivered to Administrative Agent pursuant to Section 8.05(a) above. As long as no Event of Default has occurred and is continuing, Loan Parties shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, the Administrative Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

               (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Administrative Agent or schedule thereof delivered to Administrative Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Administrative Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to Administrative Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Loan Party's business in accordance with past practices and policies previously disclosed to Administrative Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Administrative Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

               (c) Administrative Agent shall have the right at any time or times, in Administrative Agent's name or in the name of a nominee of Administrative Agent, to verify the validity, amount or any other matter relating to any Receivables, Inventory or Accounts, by mail, telephone, facsimile transmission or otherwise.

          Section 8.07 Inventory Covenants. With respect to the Inventory: (a) each Loan Party shall at all times maintain inventory records reasonably satisfactory to Administrative Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Loan Party's cost therefor and daily withdrawals therefrom and additions thereto; (b) Loan Parties shall conduct a physical count of the Inventory at least once each year but at any time or times as the Administrative Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply the Administrative Agent with a report in the form and with such specificity as may be reasonably satisfactory to the Administrative Agent concerning such physical count; (c) Loan Parties shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Administrative Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to the Borrower or such Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Administrative Agent's request, Borrower shall, at their expense, no more than two (2) times in 12-month period, but at any time or times as Administrative Agent may request on or after an Event of Default, deliver or cause to be delivered to Administrative Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Administrative Agent and by an appraiser acceptable to Administrative Agent, addressed to Agents and Lenders and upon which Agents and Lenders are expressly permitted to rely; (e) Loan Parties shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);
(f) each Loan Party assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Loan Parties shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return (other than returns permitted in the ordinary course of such Loan Party's business as disclosed in writing to Administrative Agent on or prior to the Effective Date) or may obligate any Loan Party to repurchase such Inventory; (h) Loan Parties shall keep the Inventory in good and marketable condition; and (i) Loan Parties shall not, without prior written notice to Administrative Agent or the specific identification of such Inventory in a report with respect thereto provided by the Borrower to Administrative Agent pursuant to Section 8.05(a) hereof, acquire or accept any Inventory on consignment or approval.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

          Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

               (a) the Borrower shall fail to pay any principal of or interest on any Loan, any Agent Advance, any Reimbursement Obligation or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

               (b) any representation or warranty made or deemed made by or on behalf of any Loan Party, GE, Warburg or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered by or on behalf of any Loan Party to any Agent, any Lender or the L/C Issuer pursuant to any Transaction Document shall have been incorrect in any material respect when made or deemed made;

               (c) (i) any Loan Party shall fail to perform or comply with any covenant or agreement contained in paragraphs (b), (d), (f), (h) or (j) of
Section 7.01, Section 7.02, Section 7.03 or Article VIII, provided that no failure with respect to Section 7.03(a), (b) or (c) shall constitute an Event of Default if within ten (10) Business Days following notice to the Sponsors by the Borrower or any Agent, any Sponsor makes a cash investment in the Borrower (or the Parent so long as the Parent immediately contributes such cash to the Borrower) in an amount and in a form such that, had such investment been made immediately prior to the date of determination of such failure, such failure shall not have existed, provided, however, the maximum amount of all such cash investments permitted to cure the foregoing financial covenant shall not exceed, in any consecutive twelve month period, the lesser of (x) $1,000,000 and (y) the aggregate amount of actual Consolidated EBITDA losses attributable to the Borrower's baking kit product line during such period (such that if the Borrower fails to satisfy one or more of the covenants set forth in Section 7.03(a), (b) or (c) for any period, but the Borrower's baking kit product line generates a positive Consolidated EBITDA during such period, then the foregoing financial covenant cure would not be available to the Borrower), or (ii) any Loan Party, GE or Warburg shall fail to perform or comply with any covenant or agreement contained in any Guaranty to which it is a party, any Security Agreement to which it is a party, any Pledge Agreement to which it is a party or any Mortgage to which it is a party;

               (d) any Loan Party shall fail to perform or comply with (i) any term, covenant or agreement contained in Section 7.01(a) of this Agreement (other than subparagraphs (vi), (vii), (viii), (ix), (x) and (xv) thereof) and such failure, if capable of being remedied, shall remain unremedied for a period of ten (10) days, (ii) any term, covenant or agreement contained in subparagraphs (vi), (vii), (viii), (ix), (x) and (xv) of Section 7.01(a) of this Agreement and such failure, if capable of being remedied, shall remain unremedied for a period of five (5) days, or (iii) any other term, covenant or agreement contained in Section 7.01 of this Agreement (to the extent not otherwise provided in paragraphs (a), (b) or (c) of this Section 9.01) and such failure, if capable of being remedied, shall remain unremedied for a period of 15 days;

               (e) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b), (c) or (d) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for fifteen (15) days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

               (f) any Loan Party shall fail to pay any principal of or interest on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $5,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

               (g) any Loan Party, GE or Warburg (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g);

               (h) any proceeding shall be instituted against any Loan Party, GE or Warburg seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

               (i) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party, GE or Warburg intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party, GE or Warburg or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party, GE or Warburg shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

               (j) any Security Agreement, any Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;

               (k) any bank at which any deposit account, blocked account, or lockbox account of any Loan Party is maintained shall fail to comply with any of the material terms of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Loan Party shall fail to comply with any of the material terms of any investment property control agreement to which such Person is a party;

               (l) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $2,000,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, award or settlement, or (ii) there shall be a period of ten (10) consecutive days after entry thereof during which a stay of enforcement of any such judgment, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment, award or settlement shall not give rise to an Event of Default under this subsection (l) if and for so long as (A) the amount of such judgment, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, award or settlement;

               (m) any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) days;

               (n) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

               (o) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

               (p) the indictment of any Loan Party under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

               (q) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $1,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $500,000;

               (r) (i) any Termination Event with respect to any Employee Plan shall have occurred, and, thirty (30) days after notice thereof shall have been given to any Loan Party by any Agent, (A) such Termination Event (if correctable) shall not have been corrected, and (B) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $500,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971
or 4975 of the Internal Revenue Code, the liability is in excess of such amount); or (ii) any Plan of any Loan Party has an Unfunded Current Liability in excess of $1,000,000;

               (s) an "Event of Default" shall have occurred and be continuing under and as defined in the Indenture;

               (t)  a Change of Control shall have occurred;

               (u) any of the Obligations under this Agreement or the other Loan Documents for any reason shall cease to be "Designated Senior Indebtedness" under and as defined in the Indenture;

               (v) a breach, default, event of default or termination shall occur under the Trademark License Agreement or the Milk Supply Agreement after giving effect to applicable grace periods, if any, contained in any such agreement that gives any third party the right to terminate any such agreement and that otherwise could reasonably be expected to have a Material Adverse Effect; or

               (w) an event or development occurs which could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (g) or (h) of this Section 9.01, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Upon demand by the Administrative Agent after the occurrence and during the continuation of any Event of Default, the Borrower shall deposit with the Administrative Agent with respect to each Letter of Credit then outstanding cash in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Administrative Agent in the Letter of Credit Collateral Account as security for, and to provide for the payment of, the Letter of Credit Obligations.

                                    ARTICLE X

                                     AGENTS

          Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the

Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

          Section 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

          Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Neither Agent shall be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. Either Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents such Agent is permitted or required to take or to grant, and if such instructions are promptly requested, such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

          Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          Section 10.05 Indemnification. To the extent that any Agent or the L/C Issuer is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the L/C Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent or the L/C Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's or the L/C Issuer's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

          Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

          Section 10.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

               (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this ARTICLE X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

               (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

          Section 10.08 Collateral Matters.

               (a) Any Agent may, at its option, from time to time make such disbursements and advances (collectively, the "Agent Advances"), which such Agent, in its sole discretion, deems necessary or desirable (i) either to preserve, protect, prepare for sale or lease or dispose of the Collateral (or any portion thereof) or (ii) to enhance the likelihood or maximize the amount of repayment by the Borrower and the Guarantors of the Loans and other Obligations, provided that the aggregate principal amount of the Agent Advances made by the Agents, plus the aggregate principal amount of the additional Loans and Letter of Credit Accommodations then outstanding pursuant to Section 3.01(n) shall not exceed the aggregate amount of ten percent (10%) percent of the Borrowing Base or $2,700,000 whichever is less, or (iii) to pay any other amount chargeable to the Borrower or any Guarantor pursuant to the terms of this Agreement or any of the other Loan Documents consisting of costs, fees and expenses, including, without limitation, costs, fees and expenses as described in Section 12.04. The Agent Advances shall be repayable on demand and be secured by the Collateral. Except as otherwise expressly provided below, Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Agent making an Agent Advance shall notify each Lender and the Borrower in writing of such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the applicable Agent, upon such Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the applicable Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at such Agent's option based on the arithmetic mean determined by such Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Collateral Agent) and if such amounts are not paid within three (3) days of such Agent's demand, at the interest rate then applicable to the Loans.

               (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Revolving Credit Commitment and payment and satisfaction of all Loans, Reimbursement Obligations, Letter of Credit Obligations, and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

               (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

               (d) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

          Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral

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Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                                    GUARANTY

          Section 11.01 Guaranty. Each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower), Letter of Credit Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents, the Lenders and the L/C Issuer in enforcing any rights under the guaranty set forth in this
ARTICLE XI. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Agents, the Lenders and the L/C Issuer under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any bankruptcy, insolvency or other similar law.

          Section 11.02 Guaranty Absolute. Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents, the Lenders or the L/C Issuer with respect thereto. The Guarantors agree that this Article XI constitutes a guaranty of payment when due and not of collection and waive any right to require that any resort be made by any Agent or any Lender to any Collateral. The joint and several obligations of each Guarantor under this ARTICLE XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The joint and several liability of each Guarantor under this ARTICLE XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

               (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

               (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

               (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party;

               (e) the existence of any claim, set-off, defense or other right that the Guarantors may have at any time against any Person, including, without limitation, the Agent, or any Lender; or

               (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents, the Lenders or the L/C Issuer that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This ARTICLE XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders, the L/C Issuer or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          Section 11.03 Waiver. Each Guarantor hereby waives (i) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE XI, (ii) any requirement that the Agents, the Lenders or the L/C Issuer exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Agent or any Lender to seek payment or recovery of any amounts owed under this ARTICLE XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party or any other Person or any Collateral and (iv) any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral. The Guarantors agree that the Agents and the Lenders shall have no obligation to marshall any assets in favor of the Guarantors or against or in payment of any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this ARTICLE XI, and acknowledges that this ARTICLE XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          Section 11.04 Continuing Guaranty; Assignments. This ARTICLE XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this ARTICLE XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agents, the Lenders and the L/C Issuer and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans, the Reimbursement Obligations and the Letter of Credit Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

          Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this ARTICLE XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents, the Lenders and the L/C Issuer against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Agents, the Lenders and the L/C Issuer and shall forthwith be paid to the Agents, the Lenders and the L/C Issuer to be credited and applied to the Guaranteed Obligations and all other amounts payable under this ARTICLE XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this ARTICLE XI thereafter arising. If (i) any Guarantor shall make payment to the Agents, the Lenders and the L/C Issuer of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Agents, the Lenders and the L/C Issuer will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

          Section 11.06 GE and Warburg. Notwithstanding the foregoing, the provisions set forth in this ARTICLE XI shall not apply to GE and Warburg.

                                   ARTICLE XII

                                  MISCELLANEOUS

          Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

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          If to the Borrower:

          Eagle Family Foods, Inc.
          735 Taylor Road, Suite 200
          Gahanna, Ohio 43230
          Attention: Craig Steinke
          Telephone: (614) 501-4251
          Telecopier: (614) 501-4299

          with a copy to:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, New York 10019
          Attention: William Hiller, Esq.
          Telephone: 212-726-8000
          Telecopier: 212-728-8111

          if to the Collateral Agent, to it at the following address:

          Fortress Credit Opportunities I LP
          1251 Avenue of the Americas, 16/th/ Floor
          New York, New York 10020
          Attention: Dennis Diczok
          Telephone: 212-798-6100
          Telecopier: 212-793-6133

          with a copy to:

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, New York 10022
          Attention: Eliot L. Relles, Esq.
          Telephone: 212-756-2000
          Telecopier: 212-593-5955
          if to the Administrative Agent, to it at the following address:

          Congress Financial Corporation (Central)
          150 South Wacker Drive
          Suite 2200
          Chicago, Illinois 60606
          Attention: Loan Officer - Eagle
          Telephone: (312) 332-0420
          Telecopier: (312) 444-0424

          with a copy to:

          Otterbourg, Steindler, Houston & Rosen, P.C.
          230 Park Avenue
          New York, New York 10169
          Attention: Mitchell Brand, Esq.
          Telephone: (212) 661-9100
          Telecopier: (212) 682-6104

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or three (3) days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent or the L/C Issuer pursuant to ARTICLE II or ARTICLE III shall not be effective until received by such Agent or the L/C Issuer, as the case may be.

          Section 12.02 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders), and, in the case of an amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby,
(ii) increase the Total Commitment without the written consent of each Lender,
(iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender, (iv) amend the definition of "Availability", "Book Value", "Borrowing Base", "Collections", "Eligible Accounts", "Eligible Inventory", "Net Amount of Eligible Accounts", "Ordinary Course Proceeds", "Total Revolving A Credit Commitment", "Total Revolving B Credit Commitment", "Required Lenders", "Required Revolving A Loan Lenders", "Required Revolving B Loan Lenders" or "Pro Rata Share" without the consent of each Lender, (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release the Borrower or any Guarantor, in each case, without the written consent of each Lender, or (vi) amend, modify or waive Section 4.04 or this Section 12.02 of this Agreement without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

               (b) Notwithstanding the foregoing, any breach of one or more of the financial covenants set forth in Section 7.03 and Section 7.02(g) of this Agreement may be waived solely by the written consent of the Required Revolving B Loan Lenders, provided that, if Availability would be less than $7,500,000 immediately after giving effect to the waiver of a breach of any such financial covenant, such waiver shall require the written consent of the Required Lenders.

          Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

          Section 12.04 Expenses; Taxes; Attorneys' Fees. The Borrower will pay on demand, all reasonable costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agents' or the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention or participation in, any court or judicial proceeding arising from or related to this Agreement or any other Loan Document, including in connection with any bankruptcy, reorganization, assignment for the benefit of creditors, foreclosures or other similar proceedings related to any Loan Party or the Collateral, including in any adversary proceeding or contested matter commenced or continued by, on behalf of, or against any Loan Party or its estate, and any appeal or review thereof,
(f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property,
(k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the reasonable expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

          Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

          Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 12.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

               (b) Each Lender may, with the written consent of the Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of Letter of Credit Obligations); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender), (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance (to the extent its acceptance is required), an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender), (iii) no written consent of, or acceptance by, the Collateral Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender and (iv) except as provided in clause (iii) above, any such assignment of the Loans, the Commitment or the Letter of Credit Obligations shall be made to an Eligible Assignee. The Borrower and the Agents may continue to deal solely and directly with an assigning Lender in connection with the interest so assigned until such Lender and its assignee shall have executed and delivered to the Collateral Agent an Assignment and Acceptance. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three
(3) Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything contained in this Section 12.07(b) to the contrary, a Lender may assign any or all rights hereunder to an Affiliate of such lender or a fund or account managed by such Lender or an Affiliate of such Lender without delivering an Assignment and Acceptance to the Collateral Agent; provided, however, that (x) the Borrower and the Collateral Agent may continue to deal solely with the assigning Lender until such Assignment and Acceptance has been delivered to the Collateral Agent for recording and (y) the failure of such assigning Lender to deliver the Assignment and Acceptance to the Collateral Agent shall not affect the legality, validity or binding effect of such assignment.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

               (d) The Borrower authorizes the Collateral Agent, and the Collateral Agent agrees, to maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") and Letter of Credit Obligations owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender, and which assignment is not recorded in the Register, the assigning Lender shall maintain a comparable register to the Register.

               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent consents to such assignment (provided, however, that no consent of the Collateral Agent is needed if the assignment is to an Affiliate of a Lender or a fund or account managed by such Lender or an Affiliate of such Lender) and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and
(ii) record the information contained therein in the Register.

               (f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (or any comparable register described in Section 12.07(d)) (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register (or any comparable register described in Section 12.07(d)), together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

               (g) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

               (h) Any Person who purchases or is assigned or participates in any portion of such Registered Loan shall provide the Agents and the Lender with a completed U.S. Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or Form W-9, as applicable, or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

               (i) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such

Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations,
(B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section 4.05 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

          Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

          Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

          Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY

OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

          Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

          Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts

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

received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.

          Section 12.15 Indemnification.

               (a) General Indemnity. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender and the L/C Issuer and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrower or the L/C Issuer's issuing of Letter of Credit Accommodations for the account of the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, the Reimbursement Obligations or the Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (b) Environmental Indemnity. Without limiting Section 12.15(a) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or

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

(y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest;
(iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in
Section 6.01(r) or the breach of any covenant made by the Loan Parties in
Section 7.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section
12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

          Section 12.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Closing Fee, Loan Servicing Fee, the Unused Line Fee, the Early Termination Fee, the Collateral Monitoring Fee, and the Letter of Credit Fee, the Anniversary Fee shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

          Section 12.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

          Section 12.18 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any

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

agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the Highest Lawful Rate, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the Highest Lawful Rate. If at an time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

For purposes of this Section 12.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

          Section 12.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling

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

confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent or any Lender, (iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

          Section 12.20 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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                                      -128-

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                                        EAGLE FAMILY FOODS, INC.


                                        By:  /s/ Craig A. Steinke
                                             -----------------------------------
                                             Name: Craig A. Steinke
                                             Title: President, Chief Executive
                                                    Officer

                                        GUARANTOR:

                                        EAGLE FAMILY FOODS HOLDINGS, INC.


                                        By:  /s/ Craig A. Steinke
                                             -----------------------------------
                                             Name: Craig A. Steinke
                                             Title: President, Chief Executive
                                                    Officer

                                        COLLATERAL AGENT AND LENDER:

                                        FORTRESS CREDIT OPPORTUNITIES I LP


                                        By:  Fortress Credit Opportunities I GP
                                             LLC, its general partner


                                        By:  /s/ Marc K. Furstein
                                             -----------------------------------
                                             Name: Marc K. Furstein
                                             Title: Chief Operating Officer

                                        ADMINISTRATIVE AGENT AND LENDER:

                                        CONGRESS FINANCIAL CORPORATION (CENTRAL)


                                        By:  /s/ Lori C. Hilker
                                             -----------------------------------
                                             Name:  Lori C. Hilker
                                             Title: Vice President

                                     -129-